AGREEMENT AND PLAN OF MERGER

among

GCA II ACQUISITION CORP., a Delaware Corporation,

SECURLINX ACQUISITION CORP., a Delaware Corporation,

SECURLINX HOLDING CORP., a Delaware Corporation,

and

BARRY L. HODGE, an Individual

Dated: August 18, 2008

i

4.18 Intellectual Property	17
4.19 Material Contracts	21
4.20 Litigation	23
4.21 Employee Benefit Plans	23
4.22 Labor and Employment Matters	26
4.23 Environmental	26
4.24 Related Party Transactions	28
4.25 Insurance	28
4.26 Absence of Certain Changes or Events	29
4.27 Solvency	29
4.28 Brokers or Finders	30
4.29 No Illegal Payments	30
4.30 Information Supplied	30
4.31 Antitakeover Statutes	30
4.32 Compliance with Securities Laws	30
4.33 Change in Control	30
4.34 Powers of Attorney	30
4.35 Material Disclosures	30

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
5.1 Corporate Organization and Qualification	31
5.2 Certificate of Incorporation and Bylaws	31
5.3 Books and Records	31
5.4 Capitalization	32
5.5 Authority Relative To This Agreement	32
5.6 No Conflict; Required Filings and Consents	33
5.7 SEC Reports; Financial Statements	33
5.8 Taxes	34
5.9 Absence of Litigation	36
5.10 Related Party Transactions	36
5.11 Ownership of Merger Sub; No Prior Activities	36
5.12 Absence of Certain Changes or Events	36
5.13 No Illegal Payments	37
5.14 Antitakeover Statutes	37
5.15 Compliance with Securities Laws	38
5.16 Brokers or Finders	38

ARTICLE VI - COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
6.1 Conduct of Business by the Company Pending the Merger	38
6.2 Conduct of Business by Parent Pending the Merger	40
6.3 Conduct of Company Principal Stockholder Pending the Merger	40

ARTICLE VII - ADDITIONAL AGREEMENTS
7.1 Voting and Lock-Up Agreement	40

7.2 Certain Corporate and Securities Compliance	40
7.3 Regulatory Approvals	43
7.4 Public Announcements	44
7.5 Tax-Free Reorganization.	44
7.6 Consents	44
7.7 Notification of Certain Matters	44
7.8 Conveyance Taxes	44
7.9 Dissenters' Rights	44
7.10 Post-Closing Current Report Filing on Form 8-K	45
7.11 Post-Closing Establishment of Trading Market; Quotation; Listing	45
7.12 Certain Registration Obligations	45
7.13 Certain Liability & Indemnification	47
7.14 Further Assurances	48

ARTICLE VIII - CONDITIONS TO THE MERGER
8.1 Conditions to the Obligations of Each Party to Effect the Merger	48
8.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	49
8.3 Conditions to the Obligations of the Company to Effect the Merger	50

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER
9.1 Termination	51
9.2 Amendment	52
9.3 Waiver	52

ARTICLE X - MISCELLANEOUS
10.1 Notices	52
10.2 Certain Definitions	53
10.3 Index of Other Defined Terms	59
10.4 Interpretation	61
10.5 Survival	62
10.6 Severability	62
10.7 Assignment; Binding Effect; Benefit	62
10.8 Fees and Expenses	62
10.9 Incorporation of Schedules	63
10.10 Specific Performance	63
10.11 Governing Law	63
10.12 Consent to Jurisdiction;Waiver of Jury Trial	63
10.13 Headings	64
10.14 Counterparts	64
10.15 Entire Agreement	64

EXHIBITS

Exhibit A	Form of Voting and Lock-Up Agreement
Exhibit B	Form of Certificate of Merger
Exhibit C	Certificate of Incorporation – Merger Sub

Exhibit D	Bylaws – Merger Sub

SCHEDULES

Schedule A	Company Disclosure Schedule
Organization and Qualification; Subsidiaries	Section 4.1
Capitalization	Section 4.4
No Conflict; Required Filings and Consents	Section 4.6
Permits; Compliance	Section 4.7
Financial Statements	Section 4.8
Taxes	Section 4.11
Inventory	Section 4.14
Real Property	Section 4.17
Intellectual Property	Section 4.18
Material Contracts	Section 4.19
Litigation	Section 4.20
Employee Benefit Plans	Section 4.21
Environmental	Section 4.23
Related Party Transactions	Section 4.24
Insurance	Section 4.25
Absence of Certain Changes or Events	Section 4.26
Change in Control	Section 4.33
Conduct of Business by the Company Pending the Merger	Section 6.1

Schedule B	Parent Disclosure Schedule
Capitalization	Section 5.4
No Conflict; Required Filings and Consents	Section 5.6
Taxes	Section 5.8
Absence of Certain Changes or Events	Section 5.12
Conduct of Business by the Parent Pending the Merger	Section 6.2

This AGREEMENT AND PLAN OF MERGER, dated as of August 18, 2008 (this “Agreement”), among GCA II Acquisition Corp., a Delaware corporation (“Parent”), SecurLinx Acquisition Corp., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), SecurLinx Holding Corp., a Delaware corporation (the “Company”) and Barry L. Hodge, the President, Chief Executive Officer, and a majority shareholder of the Company (the “Company Principal Stockholder”) (Parent, Merger Sub, Company, and the Company Principal Stockholder may hereinafter be referred to individually as a “Party” or collectively as the “Parties”).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Parent, Merger Sub, and the Company intend to enter into a certain business combination transaction;

WHEREAS, for federal income tax purposes, it is intended that the acquisition of the Company by Parent pursuant to this Agreement qualify as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the board of directors of the Company (i) has determined that the Merger (as defined in Section 1.1 below) is in the best interests of the Company and its shareholders (ii) has approved this Agreement, the Merger, and the other transactions contemplated hereby (collectively, the “Transactions”) (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommended approval of this Agreement by, and directed that this Agreement be submitted to a vote of, the shareholders of the Company;

WHEREAS, the board of directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the Transactions, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has approved the issuance of certain shares of the common stock of Parent, $.0001 par value per share (“Parent Common Stock”), pursuant to the Merger; and

WHEREAS, the board of directors of Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Sub, and fair to and in the best interests of Merger Sub and its stockholders, (ii) has approved this Agreement, the Merger and the Transactions, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the sole stockholder of Merger Sub adopt this Agreement;

WHEREAS, contemporaneously with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Company Principal Stockholder is entering into a voting and lock-up agreement with Parent in substantially the form annexed hereto as Exhibit A and made a part hereof (collectively, the “Voting and Lock-Up Agreement”); and

WHEREAS, capitalized terms used throughout this Agreement shall have the meanings assigned to them in Section 10.2 or in the applicable Section of this Agreement to which reference is made within Section 10.3.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and pursuant to the certificate of merger in such form as is required by and executed in accordance with the relevant provisions of the DGCL, a form of which is annexed hereto as Exhibit B (the “Certificate of Merger”), at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) of the Merger (the “Merger”) (Merger Sub and the Company are sometimes referred to herein jointly as the “Constituent Corporations”). As a result of the Merger, the outstanding shares of capital stock of the Company and Merger Sub shall be converted or canceled in the manner provided in Article II of this Agreement.

1.2 Effective Time; Closing. The closing of the Merger (the “Closing”) shall take place at the offices of the Company at 10:00 a.m. on a date to be specified by the Parties which shall be no later than two (2) Business Days following the satisfaction or waiver (as provided herein) of the conditions set forth in Article VIII ( other than those conditions that by their nature are to be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the Parties (the date upon which the Closing occurs is referred to hereinafter as the “Closing Date”). Simultaneously with, or as soon as practicable following the Closing, the Company, as the surviving corporation, shall file the Certificate of Merger with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) as provided in Section 252(c) of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is so filed or at such later time as may be specifically set forth in the Certificate of Merger, if different, which time is hereinafter referred to as the “Effective Time”.

1.3 Effects of the Merger. At and after the Effective Time:

(a) the Merger shall have the effects as set forth in the applicable provisions of the DGCL, including without limitation Section 259(a) thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises (of a public as well as of a private nature) of the Company and Merger Sub and all property (real, personal and mixed) of the Company and Merger Sub and all debts due to either the Company or Merger Sub on any account, including subscriptions to shares, and all other choses in action, and every other interest of or belonging to or due to each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities, obligations and duties of each of the Company and Merger Sub shall become the debts, Liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, Liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation, and all rights of creditors and all Liens upon any property of the Company or Merger Sub shall be preserved unimpaired in the Surviving Corporation following the Merger;

(b) the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until such time as it may thereafter be amended in accordance with applicable Delaware Law;

(c) the bylaws of the Company shall be the bylaws of the Surviving Corporation until such time as they may thereafter be amended in accordance with applicable Delaware Law;

(d) the directors and officers of the Company immediately prior to the Effective Time shall remain the directors and officers of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

1.4 Post-Merger Actions.

(a) Immediately following the Effective Time:

(i) the officers of Parent prior to the Effective Time shall resign their respective positions as officers of Parent;

(ii) unless otherwise agreed to in writing among Parent, the Surviving Corporation and Michael M. Membrado, Mr. Membrado, the sole director of Parent as of the date hereof, shall resign his seat on the board of directors of Parent; and

(b) As soon as practicable following the Effective Time:

(i) the board of directors of Parent, through appropriate action duly taken, shall amend the bylaws of Parent to permit a board of directors of not less than one (1) nor more than twelve (12) directors;

(ii) the board of directors of Parent, through appropriate action duly taken, shall appoint as directors to fill some or all of such vacancies such persons as the management of the Company shall designate, which designees shall include a majority of “independent” directors as such term is defined under the Rules of the American Stock Exchange; and

(iii) the board of directors of Parent, through appropriate action duly taken, shall elect new officers of Parent.

1.5 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any shareholders of Parent, Merger Sub or the Company (each stockholder of the Company being referred to individually hereinafter as a “Company Stockholder”):

(a) Subject to the other provisions of this Section 2.1 and to Section 2.2:

(i) Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (each, a “Cancelable Common Share”) shall be automatically converted without payment of any consideration (subject to any required adjustment pursuant to Subsection (c) of this Section 2.1) into the right to receive one (1) share of fully paid and nonassessable Parent Common Stock (the “Exchange Ratio”); provided, however, that, in the event that any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase or other agreement with the Company, then the shares of Parent Common Stock to be issued in exchange for such shares of Company Common Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable. At the Effective Time, (a) all such shares of Company Common Stock shall be deemed no longer to be outstanding and shall automatically be canceled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted in the Merger pursuant to this Section 2.1(a)(i), (b) the holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or under the DGCL, (c) any certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2 of this Agreement, and (d) the certificates representing any shares of Parent Common Stock which have been exchanged for shares of Company Common Stock which, immediately prior to the Effective Time, had been unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any applicable restricted stock purchase or other agreement with the Company, shall contain an appropriate legend evidencing such continuing restriction.

(ii) Each convertible note and/or debenture of the Company (“Company Convertible Debentures”) issued and outstanding as of the date hereof and which remains issued and outstanding immediately prior to the Effective Time (each, a “Cancelable Convertible Debenture”) shall be automatically converted without payment of any consideration (subject to any required adjustment pursuant to Subsection (c) of this Section 2.1) into the right to receive a convertible note and/or debenture of Parent convertible into the same number of shares (rounded down to the nearest whole number) of fully paid and nonassessable Parent Common Stock equal to the number of shares of Company Common Stock into which each such Cancelable Convertible Debenture would have been convertible as of the Effective Time adjusted to give effect to the Exchange Ratio (each, a “Parent Convertible Debenture”). At the Effective Time, (a) all such Cancelable Convertible Debentures shall be deemed no longer to be outstanding and shall automatically be canceled and cease to exist, and each note or certificate previously evidencing any such Company Convertible Debentures shall thereafter represent the right to receive a note or certificate representing a Parent Convertible Debenture in the same face amount as the corresponding Cancelable Convertible Debenture,and (b) the holders of notes or certificates previously evidencing Cancelable Convertible Debentures outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Cancelable Convertible Debentures except as otherwise provided herein or under the DGCL; and

(iii) each share of common stock, par value $.0001 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall have no other equity securities.

(b) It is expressly understood and acknowledged that no fractional shares of Parent Common Stock shall be issued in connection with the Merger and that no holder of Cancelable Common Shares or Cancelable Convertible Debentures shall be entitled to receive a cash payment in lieu of any fractional share of Parent Common Stock.

(c) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, reclassification, recapitalization, split, division, subdivision, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, reclassification, recapitalization, split, division, subdivision, combination or exchange of shares.

2.2 Exchange of Securities and Certificates.

(a) Following the execution hereof, and as of or before the Effective Time, Parent shall enter into an agreement with a qualified agent to serve as exchange agent in connection with the Merger which agent shall be mutually agreed upon by each of Parent and the Company (the “Exchange Agent”). Upon the Company’s receipt of Company Stockholder Approval, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Cancelable Common Shares and Cancelable Convertible Debentures (collectively, the “Cancelable Securities”) for exchange in accordance with this Article II, through the Exchange Agent, certificates representing (i) the whole shares of Parent Common Stock issuable pursuant to Sections 2.1(a)(i) in exchange for Cancelable Common Shares, and Parent Convertible Debentures issuable pursuant to Section 2.1(a)(ii) in exchange for Cancelable Convertible Debentures (such certificates being hereinafter referred to collectively as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the various certificates for securities to be issued pursuant to Section 2.1 out of the Exchange Fund (collectively, the “Merger Securities”).

(b) As promptly as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced Cancelable Securities (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of such certificates for Cancelable Securities in exchange for certificates evidencing the Merger Securities, which instructions shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Merger Securities shall pass, only upon proper delivery of the certificates representing the Merger Securities to the Exchange Agent for use in exchanging the Cancelable Securities for the Merger Securities. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Cancelable Securities shall be entitled to receive certificates evidencing the Merger Securities due to such holder in accordance with Section 2.1(a), together with any dividends or distribution to which such holder may otherwise be entitled, and the certificate(s) so surrendered shall immediately be canceled. Subject to Section 2.2(g), under no circumstances will any holder of a certificate representing Cancelable Securities be entitled to receive any of the Merger Securities or certificates evidencing the same until such holder shall have surrendered any and all certificates reflecting the corresponding Cancelable Securities from which such entitlement derives.

(c) In the event of a transfer of ownership of Cancelable Securities which has not been registered in the transfer records of the Company, the Merger Securities into which the Cancelable Securities were converted in the Merger may be delivered by the Exchange Agent in accordance with this Article II to the Person other than the Person in whose name the surrendered certificate is surrendered if (i) the certificate(s) evidencing such Cancelable Securities is/are presented to the Exchange Agent, properly endorsed and accompanied by all documents required to evidence and effect such transfer, including without limitation an opinion of counsel for the Company that such transfer was effected in compliance with all federal and state securities Laws, and (ii) evidence is presented in form satisfactory to Exchange Agent that any applicable Taxes have been duly paid, or, if not paid, the Person requesting such issuance pays to the Exchange Agent any and all Taxes required as a result of the issuance to a Person other than the registered holder of the certificate. Until surrendered or transferred as contemplated by this Section 2.2, each certificate representing Cancelable Securities, other than any certificates representing Dissenting Shares, shall represent at all times after the Effective Time solely the right to receive, upon such surrender or transfer, in accordance with the terms hereof, the Merger Securities, together with any amounts payable pursuant to Section 2.2(d) of this Agreement.

(d) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to the Merger Securities with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate(s) evidencing Cancelable Securities until the holder of such Cancelable Securities shall surrender such certificate(s) to the Exchange Agent in accordance with Section 2.2(b). Subject to the effect of applicable Laws, following surrender of any such certificate(s) reflecting Cancelable Securities, there shall be paid to the holder of such certificate(s), in addition to the Merger Securities to which such holder is entitled pursuant to Section 2.1(a), without interest, the corresponding amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to any of such Merger Securities, less the amount of any withholding Taxes which may be required thereon. No holder of Cancelable Securities shall be entitled, until the surrender of any certificate for any such Cancelable Securities, to vote any shares of Parent Common Stock or other capital stock which such holder shall have the right to receive pursuant to this Article II.

(e) All Merger Securities issued upon conversion of the Cancelable Securities in accordance with Section 2.1(a), and any cash paid or other distributions made pursuant to Section 2.2(d), shall be deemed to have been issued or paid, respectively, in full satisfaction of all rights pertaining to such Cancelable Securities. From and after the Effective Time, holders of Cancelable Securities shall cease to have any rights with respect to such Cancelable Securities outstanding immediately prior to the Effective Time, except as otherwise provided in this Agreement or by Law.

(f) Any portion of the Exchange Fund which remains undistributed to the holders of Cancelable Securities for thirty (30) days after the Effective Time shall be returned to Parent, and, subject to Section 2.2(g), any holders of Cancelable Securities which have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Securities and any dividends or other distributions to which they are entitled pursuant to Section 2.1(a). Any portion of the Exchange Fund remaining unclaimed by holders of Cancelable Securities as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. To the fullest extent permitted by Law, neither Parent nor the Surviving Corporation shall be liable to any holders of Cancelable Securities for any Merger Securities, cash or other property delivered from the Exchange Fund to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) If any certificate representing Cancelable Securities shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the party claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such party of a bond, in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such certificate and the amount of any fee charged by the Exchange Agent for such service, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Securities, together with any unpaid dividends and distributions deliverable in respect thereof.

(h) Notwithstanding anything to the contrary contained herein, each Person entitled to receive shares of Parent Common Stock under this Section 2.2 shall receive them on the condition and subject to the requirements that:

(1) irrespective of whether or not registered for resale or qualified under an applicable resale exemption, (i) sixty-five percent (65%) of such shares may not be sold (but may be transferred (A) by gift to an immediate family member, (B) by will or intestacy or distribution, or (C) to a trust for the benefit of the transferor or a family member) until the first (1st) anniversary of the Closing Date and the certificates evidencing such shares shall have a legend reflecting such restriction, and (ii) the remaining thirty-five percent (35%) of such sales may be freely sold or transferred at any time following the Closing Date, provided, however, that such shares of Parent Common Stock are duly registered for resale at the federal level through the SEC or duly qualified under an applicable resale exemption (as evidenced by an opinion of counsel), and that such shares are, as a class, duly authorized and qualified for trading at the time of any such sale on the NASDAQ Capital Market and/or the OTCBB; and

(2) if sold pursuant to Rule 144, an opinion of counsel for Parent will first be obtained stating that, in addition to all other requirements associated with the availability of Rule 144, Parent has filed all periodic and other reports required by it to be filed under the Exchange Act for the preceding twelve (12) months as of the time of any such sale.

2.3 Dissenters’ Rights.

(a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock or other Cancelable Securities which, under the DGCL entitle the holder to appraisal rights (“Dissentable Shares”), and which are held by any holder (a “Dissenting Holder”) who shall have demanded and not lost or withdrawn, or who shall be eligible to demand, appraisal rights with respect to such Dissentable Shares in the manner provided in the DGCL (“Dissenting Shares”) shall not represent the right to receive any portion of the Merger Securities (or any dividends or distributions associated therewith). If any holder of Dissentable Shares shall fail to perfect or shall effectively withdraw or lose its right to appraisal and payment under the DGCL, as the case may be, all Dissentable Shares held by such holder shall thereupon, in accordance with and subject to the provisions set forth in this Article II, represent the right to receive those Merger Securities to which it would otherwise be entitled, together with any dividends or distributions due in connection therewith pursuant to Section 2.2(d).

(b) Both the Company and Parent, as the case may be, shall give one another prompt notice of any demands for appraisal received by the Company or Parent, withdrawals of such demands and any other communications received by the Company or Parent in connection with any demands for appraisal. The Company may voluntarily make any payment with respect to any such demands. The Company shall have the right to control all negotiations and Proceedings with respect to demands for appraisal, including the right to settle any such demands.

2.4 Withholding. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any holder of Cancelable Securities or Dissenting Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cancelable Securities or Dissenting Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

2.5 Stock Transfer Books. At 5:00 p.m. on the day immediately preceding the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Cancelable Securities thereafter on the records of the Company. On or after the Effective Time, any certificates reflecting Cancelable Securities presented to the Exchange Agent or Parent for any reason shall carry only those rights as expressly stated in this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PRINCIPAL STOCKHOLDER

The Company Principal Stockholder represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct.

3.1 Authority Relative To The Operative Agreements. He has all legal right, power and capacity to execute and deliver and to perform his obligations under this Agreement and the Operative Agreements to which he is a party and to consummate the Transactions.

3.2 Execution; Enforceability. He has duly and validly executed and delivered this Agreement and the other Operative Agreements and, assuming the due authorization, execution and delivery of this Agreement and the other Operative Agreements by Parent, Merger Sub, and the Company, as required, constitutes his legal, valid and binding obligations, enforceable against him in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

3.3 Title to Securities of the Company. He is the record and Beneficial Owner of the securities of the Company as specifically reflected in the Company Voting & Lock-Up Agreement which he has executed and delivered in connection and contemporaneously herewith, and immediately prior to the Effective Time, he will own such securities free and clear of any Liens.

3.4 No Conflicts. To the best of his knowledge, the execution and delivery by him of this Agreement and each of the other Operative Agreements to which he is a party does not, and the performance by him of his obligations under this Agreement and such other Operative Agreements, and the consummation of the Transactions do not and will not:

(a) subject to obtaining the consents, approvals and actions, making the filings and providing the notices referred to in Section 3.5 below, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to him or any of his assets and properties; or

(b)  (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require him to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon him or any of his assets and properties under, any Contract to which he is a party or by which any of his assets and properties is bound.

3.5 Governmental Approvals and Filings. Except as may otherwise be set forth in this Agreement, to the best of his knowledge, no consent, approval or action of, filing with or notice to, any Governmental Authority on his part is required in connection with the execution, delivery and performance of this Agreement or any of the other Operative Agreements.

3.6 Legal Proceedings. To the best of his knowledge, there are no Proceedings pending or threatened against, relating to or affecting either him or any of his assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the Transactions or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the other Operative Agreements to Parent, Merger Sub, the Company, or the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered by the Company and signed by the Company and Parent for identification prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), which shall identify exceptions by specific section references, the Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

4.1 Organization and Qualification; Subsidiaries. The Company is a corporation, and each Subsidiary of the Company is a corporation, in each case duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As of the date hereof, a true and correct list of all Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 4.1 of the Company Disclosure Schedule. Except as disclosed in Section 4.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

4.2 Certificate of Incorporation and Bylaws. The Company has previously furnished or made available to Parent a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. Neither the Company nor any such Subsidiary is in violation of any provision of its certificate of incorporation or bylaws.

4.3 Books and Records.

(a) The books of account, minute books, stock record books, and other records of the Company and its Subsidiaries are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings held of, consents of, and corporate action taken by, the stockholders, the boards of directors, and any committees of the boards of directors of each of Company and such Subsidiaries, and no meeting of such stockholders, boards of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books.

(b) None of the records, systems, data or information of either the Company or any of its Subsidiaries is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of either the Company or its Subsidiaries, as the case may be.

4.4 Capitalization.

(a) The authorized capital stock of the Company consists of twenty million (20,000,000) shares of Company Common Stock. As of the date of this Agreement, six million nine hundred and twenty five thousand nine hundred forty-five (6,925,945) shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights, and there were no other shares of capital stock issued and outstanding. Except as set forth in this Section 4.4(a) or as may be specified in Section 4.4(a) of the Company Disclosure Schedule, as of the date of this Agreement, (i) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any Subsidiary obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, (ii) there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of the Company, nor any capital stock of, or any equity interest in, any of its Subsidiaries, (iii) there are no declared or accrued unpaid dividends with respect to any of the Company’s outstanding securities, and (iv) the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights. Each outstanding share of capital stock of, or other equity interest in, each Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

(b) Except as may be specified in Section 4.4(b) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Company’s outstanding equity, convertible and/or equity-linked securities provide the holders thereof with any voting rights of any kind.

(c) Except as may be specified in Section 4.4(c) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations or debt securities, and also except as set forth in Section 4.4(c) of the Company Disclosure Schedule, no outstanding bonds, debentures, notes or other obligations or debt securities carry with them any voting rights of any kind.

(d) The holders of all Cancelable Securities qualify as “accredited investors” within the meaning of such term under Rule 501(a) of Regulation D promulgated under the Securities Act.

4.5 Authority Relative To This Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Operative Agreements and, with respect to the Merger, upon the approval of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and applicable Law, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and the other Operative Agreements by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions, other than, with respect to the Merger, the approval of this Agreement and the Merger by the Company’s shareholders in accordance with applicable Law and the filing and recordation of the Certificate of Merger with the Delaware Secretary of State in accordance with this Agreement and applicable Law. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, and the Company Principal Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

(b) At a meeting duly called and held in compliance with the DGCL and the bylaws of the Company, or otherwise through unanimous written consent if permitted pursuant thereto, the board of directors of the Company has duly taken action (i) approving the Merger, based on a determination that the Merger is fair to the holders of Company Common Stock and in the best interests of such Company Stockholders, and (ii) approving this Agreement and the Transactions and recommending approval of this Agreement and the Transactions by the shareholders of the Company. As of the date hereof, such action has not been rescinded and is in full force and effect.

(c) In accordance with the Company’s certificate of incorporation, bylaws, and the DGCL, the affirmative vote of the combined holders of at least a majority of the then-outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, and such vote, in accordance with the Company’s certificate of incorporation, bylaws, and the DGCL, may be duly obtained by written consent in lieu of a meeting.

4.6 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and the other Operative Agreements by the Company do not, and the performance of this Agreement and the other Operative Agreements by the Company will not (in each case, with or without the giving of notice or lapse of time, or both), subject to (x) with respect to the Merger, obtaining the requisite approval of this Agreement and the Merger by the Company’s shareholders in accordance with this Agreement and applicable Law, and (y) obtaining the consents (the “Required Company Consents”), approvals, Authorizations and permits and making the filings described in Section 4.6(b) and Section 4.6(b) of the Company Disclosure Schedule, (i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as may be specified in Section 4.6(a)(iii) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries, or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such conflicts, violations, breaches, defaults or other occurrences, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(b) The execution and delivery of this Agreement and the other Operative Agreements by the Company do not, and the performance of this Agreement and the other Operative Agreements by the Company will not, require any consent, approval, Authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (ii) as may be specified in Section 4.6(b) of the Company Disclosure Schedule, and (iii) where failure to obtain any such consents, approvals, Authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement or the other Operative Agreements.

4.7 Permits; Compliance. Except as may be specified in Section 4.7 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in possession of all franchises, grants, Authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company or any such Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company (the “Company Permits”) and, as of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except such suspension or termination as would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Section 4.7 of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, or, with the giving of notice or the passage of time, would be in conflict with, or in default or violation of, (a) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (b) any of the Company Permits.

4.8 Financial Statements.

(a) Section 4.8(a) of the Company Disclosure Schedule contains true and complete copies of the following consolidated financial statements: (i) unaudited consolidated income statement for the fiscal year ended December 31, 2007 (the “Most Recent Company Income Statement”), (ii) unaudited consolidated balance sheet at December 31, 2007 (the “Most Recent Company Balance Sheet”), (ii) unaudited consolidated statement of stockholders’ equity for the fiscal year ended December 31, 2007 (the “Most Recent Company Statement of Stockholders’ Equity”), and (iv) unaudited consolidated cash flow statement for the fiscal year ended December 31, 2007 (the “Most Recent Company Cash Flow Statement”), in each case internally prepared by the Company (the Most Recent Company Income Statement, the Most Recent Company Balance Sheet, the Most Recent Company Statement of Stockholders’ Equity, and the Most Recent Company Cash Flow Statement shall be referred to collectively as the “Most Recent Company Financial Statements”). Each of the Most Recent Company Financial Statements (including, in each case, any notes thereto) are true, complete and correct, and fairly presented in all material respects the financial position, results of operations and changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of its Subsidiaries).

(b) Except (i) to the extent set forth on the Most Recent Company Balance Sheet, including the notes thereto, or (ii) as may be specified in Section 4.8(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any Liability which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, applied on a consistent basis, which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

4.9 Notes and Accounts Receivable. All notes and accounts receivables of the Company and its Subsidiaries appearing on the Most Recent Company Balance Sheet and all of the receivables which have arisen or been acquired by the Company or its Subsidiaries since the date thereof (collectively, the “Company Receivables”), are bona fide trade receivable and have arisen or were acquired in the Ordinary Course of Business of the Company or its Subsidiaries and in a manner consistent with their normal past credit practices. Since the date of the Most Recent Company Balance Sheet, neither the Company nor any of its Subsidiaries has cancelled or agreed to cancel, in whole or in part, any Company Receivables except in the Ordinary Course of Business consistent with demonstrated past practices. All of the Company Receivables are reflected properly on the books and records of the Company or its Subsidiaries, are current and collectible and not subject to set-off or counterclaim, and will be collected in accordance with their terms at their recorded amounts, subject only to reserve for bad debts or doubtful accounts set forth on the Most Recent Company Balance Sheet (as opposed to the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. For purposes of the foregoing, Company Receivables shall be deemed to be “collected in accordance with their terms at their recorded amounts” if they are collected in full within one hundred and twenty (120) days of the date such receivables are billed.

4.10 Undisclosed Liabilities. None of the Company and its Subsidiaries has any material Liability, except for (i) Liabilities set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen since the date of the Most Recent Company Balance Sheet in the Ordinary Course of Business.

4.11 Taxes.

(a) Except as may be specified in Section 4.11(a) of the Company Disclosure Schedule, (i) each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to the Company or such Subsidiary, (ii) each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon, (iii) all Taxes owed by the Company and each Subsidiary of the Company (whether or not shown on any Tax Return) have been timely paid, and (iv) each of the Company and its Subsidiaries has adequately provided for, in its books of account and related records, all Liability for unpaid Taxes, being current Taxes not yet due and payable.

(b) Except as may be specified in Section 4.11(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c) Except as may be specified in Section 4.11(c) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries (i) is the beneficiary of any extension of time within which to file any Tax Return, nor has Company or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions, or (ii) has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(d) Section 4.11(d) of the Company Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Except as set forth in Section 4.11(d) of the Company Disclosure Schedule (i) there is no Action now pending or threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax or any assessment or deficiency, and (ii) there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company.

(e) Section 4.11(e) of the Company Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which the Company or any of its Subsidiaries currently files Tax Returns. No claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

(f) None of the assets or properties of the Company or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. Neither the Company nor any of its Subsidiaries is a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. Neither the Company nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Company is not a “foreign person” within the meaning of Section 1445 of the Code.

(g) Neither the Company nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. Neither the Company nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.

(h) No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code. No Subsidiary of the Company is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Company nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company. No Subsidiary of the Company that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(i) Neither the Company nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any Liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by Contract or otherwise. Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(j) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time, or (iii) prepaid amount received on or prior to the Effective Time.

(k) The Company has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l) Section 4.11(l) of the Company Disclosure Schedule lists each person who the Company reasonably believes is, with respect to the Company or any Affiliate of the Company, a “disqualified individual” within the meaning of Section 280G of the Code and the Regulations thereunder.

(m) Neither the Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. The Company is not aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(n) Except as may be specified in Section 4.11(l) of the Company Disclosure Schedule, the unpaid Taxes of the Company (i) did not, as of the date of the Most Recent Company Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the date of the Most Recent Company Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

4.12 Title to Personal Property.

(a) With respect to personal properties and assets that are purported to be owned by the Company and its Subsidiaries, including all properties and assets reflected as owned on the Most Recent Company Balance Sheet (other than inventory sold and items of obsolete equipment disposed of in the Ordinary Course of Business since the date thereof), the Company or one of its Subsidiaries has good and valid title to all of such properties and assets, free and clear of all Liens other than Permitted Liens.

(b) With respect to personal properties and assets that are leased, the Company or one of its Subsidiaries has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and constitute valid and binding obligations of the other party(ies) thereto. Neither the Company nor any of its Subsidiaries nor any other party thereto is in violation of any of the terms of any such lease.

4.13 Condition of Tangible Fixed Assets. All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company or any of its Subsidiaries are structurally sound, free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and Ordinary Course of Business and conform in all material respects to all Laws and Authorizations relating to their construction, use and operation.

4.14 Inventory. Except as may be specified in Section 4.14 of the Company Disclosure Schedule, the inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work-in-process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

4.15 Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. Substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries are subject to standard terms and conditions of sale or lease.

4.16 Product Liability. None of the Company and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries.

4.17 Real Property.

(a) Section 4.17(a) of the Company Disclosure Schedule contains (i) a list of all real property and interests in real property owned in fee by the Company or any of its Subsidiaries (the “Company-Owned Real Property”), and (ii) a list of all real property and interests in real property leased by Company or any of its Subsidiaries with respect to each of which the annual rental payments exceed $50,000 (the “Company-Leased Real Property”).

(b) With respect to each parcel of Company-Owned Real Property, the Company or one of its Subsidiaries has good and marketable title to each such parcel of Company-Owned Real Property free and clear of all Liens, except (A) Permitted Liens and (B) zoning and building restrictions, easements, covenants, rights-of-way and other similar restrictions of record, none of which materially impairs the current or proposed use of such Company-Owned Real Property. There are no outstanding options or rights of first refusal to purchase such parcel of Company-Owned Real Property, or any portion thereof or interest therein.

(c) Each lease with respect to Company-Leased Real Property (each, a “Company Lease”) is in full force and effect. Neither the Company nor any of its Subsidiaries is in default under any such Company Lease and, to the Company’s Knowledge, no other party thereto is in default under any such Company Lease.

4.18 Intellectual Property . Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company:

(a) Section 4.18(a) of the Company Disclosure Schedule lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by Company and/or one or more of its Subsidiaries (whether exclusively, jointly with another Person or otherwise) (“Company-Owned Intellectual Property”); provided, however, that Company Disclosure Schedule does not include items of Company-Owned Intellectual Property which are both (i) immaterial to Company and its Subsidiaries and (ii) not registered or the subject of an application for registration. Except as described in Company Disclosure Schedule, Company or one of its Subsidiaries owns the entire right, title and interest to all Company-Owned Intellectual Property free and clear of all Liens.

(b) Section 4.18(b) of the Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company In-Bound Licenses”) pursuant to which a third party authorizes the Company or any of its Subsidiaries to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into the Company’s or any of its Subsidiaries’ products and, with respect to each Company In-Bound License, whether Company In-Bound License is exclusive or non-exclusive; provided, however, that Company Disclosure Schedule is not required to list Company In-Bound Licenses that consist solely of “shrink-wrap” and similar commercially available end-user licenses.

(c) Section 4.18(c) of the Company Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company Out-Bound Licenses”) pursuant to which the Company or any of its Subsidiaries authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Company Owned Intellectual Property or pursuant to which Company or any of its Subsidiaries grants rights to use or practice any rights under any Intellectual Property owned by a third party and, with respect to each Company Out-Bound License, whether Company Out-Bound License is exclusive or non-exclusive.

(d) Except as may be specified in Section 4.18(d) of the Company Disclosure Schedule, each Company In-Bound License and each Company Out-Bound License is in full force and effect and valid and enforceable in accordance with its terms, and neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company In-Bound License or Company Out-Bound License, and neither the Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.

(e) The Company and/or one or more of its Subsidiaries (i) exclusively own the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of Company and its Subsidiaries as they are currently conducted free and clear of Liens (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully use or otherwise enjoy such Intellectual Property pursuant to the terms of a valid and enforceable Company In-Bound License that is listed in Company Disclosure Schedule or that is a “shrink-wrap” or similar commercially available end-user license. Company-Owned Intellectual Property, together with Company’s and its Subsidiaries’ rights under Company In-Bound Licenses listed in Section 4.18(b) of the Company Disclosure Schedule or that are “shrink-wrap” and similar commercially available end-user licenses (collectively, the “Company Intellectual Property”), constitutes all the Intellectual Property used in or necessary for the operation of Company’s and its Subsidiaries’ businesses as they are currently conducted.

(f) Except as may be specified in Section 4.18(f) of the Company Disclosure Schedule, (i) all registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by Company or any of its Subsidiaries (collectively, “Company Registered Intellectual Property”) that are currently due have been paid and all documents and certificates related to such Company Registered Intellectual Property have been filed with the relevant Governmental Authority or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, (ii) all Company Registered Intellectual Property is in good standing, held in compliance with all applicable legal requirements and enforceable by Company and/or one or more of its Subsidiaries, and (iii) all Patents that have been issued to the Company or any of its Subsidiaries are valid.

(g) The Company is not aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Company Intellectual Property. Neither Company nor any of its Subsidiaries has taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Company Intellectual Property.

(h) Except as may be specified in Section 4.18(h) of the Company Disclosure Schedule, (i) none of the products or services currently or formerly developed manufactured, sold, distributed, provided, shipped or licensed, by the Company or any of its Subsidiaries, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party, (ii) neither the Company nor any of its Subsidiaries, by conducting its business as currently conducted, has infringed or infringes upon, or otherwise unlawfully used or uses, any Intellectual Property Rights of a third party, (iii) neither the Company nor any of its Subsidiaries has received any communication alleging that Company or any of its Subsidiaries or any of their respective products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor, to the Company’s Knowledge, is there any basis therefor, (iv) no Action has been instituted, or, to Company’s Knowledge, threatened, relating to any Intellectual Property formerly or currently used by the Company or any of its Subsidiaries and none of Company Intellectual Property is subject to any outstanding Order, and (v) to the Company’s Knowledge, no Person has infringed or is infringing any Intellectual Property Rights of the Company or any of its Subsidiaries or has otherwise misappropriated or is otherwise misappropriating any Company Intellectual Property.

(i) With respect to the Company’s or any of its Subsidiaries’ Proprietary Information, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others. The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all Proprietary Information owned by the Company and its Subsidiaries that is not covered by an issued Patent. Without limiting the generality of the foregoing, the Proprietary Information of the Company and its Subsidiaries (other than Proprietary Information that is covered by an issued Patent) is not part of the public knowledge and has not been used or divulged for the benefit of any Person other than the Company and its Subsidiaries.

(j) Except as specified in Section 4.18(j) of the Company Disclosure Schedule, (i) all current and former employees, consultants and contractors of the Company and its Subsidiaries have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of Proprietary Information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for the Company and its Subsidiaries, and (ii) no current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of Company Intellectual Property.

(k) No employee, consultant or contractor of the Company or any of its Subsidiaries has been, is or will be, by performing services for the Company or such Subsidiary, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee’s, consultant’s or independent contractor’s employment by the Company or any of its Subsidiaries or any services rendered by such employee, consultant or independent contractor.

(l) The execution and delivery of this Agreement and the other Operative Agreements by the Company does not, and the consummation of the Merger (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise renegotiate any of the Company’s or any of its Subsidiaries’ rights to own any of its Intellectual Property or their respective rights under any Company Out-Bound License or Company In-Bound License, nor require the consent of any Governmental Authority or other third party in respect of any such Intellectual Property.

(m) Software.

(i) The Software owned, or purported to be owned by the Company or any of its Subsidiaries (collectively, the “Company-Owned Software” ), has been either (A) developed by employees of the Company or one or more of its Subsidiaries within the scope of their employment by the Company or such Subsidiary, (B) developed by independent contractors who have assigned all of their right, title and interest therein to the Company or one of its Subsidiaries pursuant to written Contracts, or (C) otherwise acquired by the Company or one of its Subsidiaries from a third party pursuant to a written Contract in which such third party assigns all of its right, title and interest therein. No Company-Owned Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property Rights of any Person other than the Company and its Subsidiaries, other than such materials obtained by the Company and its Subsidiaries from other Persons who make such materials generally available to all interested Persons or end-users on standard commercial terms.

(ii) Each of the Company’s and its Subsidiaries’ existing and currently supported and marketed Software (including Software-embedded) products performs, in all material respects, the functions described in any agreed specifications or end-user documentation or other information provided to customers of the Company or such Subsidiary on which such customers relied when licensing or otherwise acquiring such products, subject only to routine bugs and errors that can be corrected promptly by the Company or such Subsidiary in the course of providing customer support without further liability to the Company or such Subsidiary, and all of the code of such products has been developed in a manner that meets common industry practice, including the use of regression test and release procedures. To the Company’s Knowledge, each of the Company’s and its Subsidiaries’ existing and currently supported and marketed Software (including Software-embedded) products is free of all viruses, worms, trojan horses and material known Contaminants and does not contain any bugs, errors, or problems in each case that would substantially disrupt its operation or have a substantial adverse impact on the operation of the Software.

(iii) The Company and its Subsidiaries have taken all actions customary in the Software industry to document the Company-Owned Software and its operation, such that the materials comprising the Company-Owned Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

(iv) Neither the Company nor any of its Subsidiaries has exported or transmitted Software or other material in connection with the Company’s or such Subsidiaries’ business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate Authorizations.

(v) All Company-Owned Software is free of any Disabling Code or Contaminants that may, or may be used to, access, modify, delete, damage or disable any Systems or that may result in damage thereto. The Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures to ensure that its and their internal computer systems used in connection with Company’s and its Subsidiaries’ business are free from Disabling Codes and Contaminants. The Software licensed by the Company is free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable the Systems of the Company or its Subsidiaries or that might result in damage thereto. The Company and its Subsidiaries have taken all reasonable steps to safeguard their respective Systems and restrict unauthorized access thereto.

(vi) No Public Software: (A) forms part of any Company Intellectual Property; (B) was, or is, used in connection with the development of any Company-Owned Intellectual Property or any products or services developed or provided by the Company or any of its Subsidiaries; or (C) was, or is, incorporated or distributed, in whole or in part, in conjunction with Company Intellectual Property.

4.19 Material Contracts

(a) Section 4.19 of the Company Disclosure Schedule contains a complete and accurate list of each Contract or series of related Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound:

(i) for the purchase of materials, supplies, goods, services, equipment or other assets and that involves or would reasonably be expected to involve (A) annual payments by the Company or any of its Subsidiaries of $10,000 or more, or (B) aggregate payments by the Company or any of its Subsidiaries of $10,000 or more;

(ii) (A) for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, and that provides for (1) a specified annual minimum dollar sales amount by the Company or any of its Subsidiaries of $100,000 or more, or (2) aggregate payments to the Company or any of its Subsidiaries of $100,000 or more, or (B) pursuant to which the Company or any of its Subsidiaries received payments of more than $10,000 in the year ended December 31, 2007, or expects to receive payments of more than $100,000 in the year ending December 31, 2008;

(iii) that continues over a period of more than six (6) months from the date hereof and provides for payments to or by the Company or any of its Subsidiaries exceeding $100,000, except for arrangements disclosed pursuant to the preceding subparagraphs (i) and (ii);

(iv) that is an employment, consulting, termination or severance Contract that involves or would reasonably be expected to involve the payment of $50,000 or more by the Company or any of its Subsidiaries following the date hereof, except for any such Contract that is terminable at-will by the Company or any of its Subsidiaries without liability to the Company or any such Subsidiary;

(v) that is a distribution, dealer, representative or sales agency Contract, other than Contracts entered into in the Ordinary Course of Business with distributors, representatives and sales agents that are cancelable without penalty on not more than ninety (90) days’ notice and does not deviate in any material respect from the Company’s standard form;

(vi) that is a (A) Company Lease, or (B) Contract for the lease of personal property, in each case which provides for payments to or by the Company or any of its Subsidiaries in any one case of $75,000 or more annually or $250,000 or more over the term of such Company Lease or lease;

(vii) which provides for the indemnification by the Company or any of its Subsidiaries of any Person, the undertaking by the Company or any of its Subsidiaries to be responsible for consequential damages, or the assumption by the Company or any of its Subsidiaries of any Tax, environmental or other Liability;

(viii) that is a note, debenture, bond, equipment trust, letter of credit, loan or other Contract for Indebtedness or lending of money (other than to employees for travel expenses in the Ordinary Course of Business) or Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person;

(ix) for any capital expenditure or leasehold improvement in any one case in excess of $10,000 or any such Contracts in the aggregate greater than $100,000;

(x) that restricts or purports to restrict the right of the Company or any of its Subsidiaries to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or granting any exclusive distribution rights, in any market, field or territory;

(xi) that is a partnership, joint venture, joint development or similar Contract;

(xii) that relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(xiii) that is a collective bargaining Contract or other Contract with any labor organization, union or association; and

(xiv) that is a Contract or series of Contracts, the termination or breach of which would reasonably be expected to have a Material Adverse Effect on the Company and not previously disclosed pursuant to this Section 4.19.

(b) Each Contract required to be listed in Schedule 4.19 of the Company Disclosure Schedule (collectively, the “Company Material Contracts”) is in full force and effect and valid and enforceable in accordance with its terms, except to the extent a failure to be in full force and effect and valid or enforceable in accordance with its terms would not have a Material Adverse Effect on the Company.

(c) Neither the Company nor any of its Subsidiaries is, and to the Company’s Knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company Material Contract, and neither the Company nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured. No event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Company Material Contract.

(d) The Company has provided accurate and complete copies of each Company Material Contract to Parent.

(e) All Contracts other than Company Material Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of their respective assets are bound (collectively, the “Company Minor Contracts”), are in all material respects valid and enforceable in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company or any of its Subsidiaries, except in either case where any such default or defaults could not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect on Company taken as a whole.

4.20 Litigation. Except as may be specified in Section 4.20 of the Company Disclosure Schedule, (i) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any if its Subsidiaries, which (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, or (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger, (ii) there is no Proceeding against any current or, to Company’s Knowledge, former director or employee of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has or is reasonably likely to have an indemnification obligation, and (iii) neither the Company or any of its Subsidiaries, nor any property or asset of the Company or any of its Subsidiaries is in violation of any Order having, individually or in the aggregate, a Material Adverse Effect on the Company.

4.21 Employee Benefit Plans.

(a) Section 4.21(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Benefit Plans sponsored, maintained or contributed to by the Company, any of its Subsidiaries, or any Company ERISA Affiliate, or with respect to which the Company, any of its Subsidiaries, or any Company ERISA Affiliate otherwise has any present or future Liability (each, a “Company Benefit Plan”). A current, accurate and complete copy of each Company Benefit Plan has been provided to Parent. Neither the Company nor any of its Subsidiaries has any intent or commitment to create any additional Company Benefit Plan or amend any Company Benefit Plan.

(b) Each Company Benefit Plan has been and is currently administered in compliance in all material respects with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Company Benefit Plan. Each Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Company Pension Plan”), has been determined by the Internal Revenue Service to be so qualified and no condition exists that would adversely affect any such determination. No Company Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA.

(c) None of the Company, any Subsidiary of Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Company, any Subsidiary of the Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

(d) There is no event or condition existing which could be deemed a “reportable event” (within the meaning of Section 4043 of ERISA) with respect to which the thirty (30)-day notice requirement has not been waived. To the Company’s Knowledge, no condition exists which could subject the Company or any of its Subsidiaries to a penalty under Section 4071 of ERISA.

(e) None of the Company, any Subsidiary of Company, nor any Company ERISA Affiliate is, or has been, party to any “multi-employer plan,” as that term is defined in Section 3(37) of ERISA.

(f) True and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Company Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Company Pension Plan have been provided to Parent.
(g) With respect to each Company Benefit Plan, there are no Proceedings (other than routine claims for benefits in the ordinary course) pending or, to the Company’s Knowledge, threatened against any Company Benefit Plan, the Company, any Subsidiary of the Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan.

(h) With respect to each Company Benefit Plan to which the Company, any Subsidiary of the Company or any Company ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Company Benefit Plan complies, and in each case has complied, in all material respects with all applicable requirements of Section 4980B of the Code.

(i)  Full payment has been made of all amounts which the Company, any Subsidiary of the Company or any Company ERISA Affiliate was required to have paid as a contribution to any Company Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and no Company Benefit Plan has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Benefit Plan ended prior to the date of this Agreement.

(j) Each Company Benefit Plan is, and its administration is and has been during the six-year period preceding the date of this Agreement, in all material respects in compliance with, and none of the Company, any Subsidiary of the Company or any Company ERISA Affiliate has received any claim or notice that any such Company Benefit Plan is not in material compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

(k) None of the Company, any Subsidiary of the Company and any Company ERISA Affiliate is in default in any material respect in performing any of its contractual obligations under any Company Benefit Plans or any related trust agreement or insurance contract.

(l) There are no material outstanding Liabilities of any Company Benefit Plan other than Liabilities for benefits to be paid to participants in any Company Benefit Plan and their beneficiaries in accordance with the terms of such Company Benefit Plan.

(m) Subject to ERISA and the Code, each Company Benefit Plan may be amended, modified, terminated or otherwise discontinued by the Company, a Subsidiary of the Company or a Company ERISA Affiliate at any time without liability.

(n) No Company Benefit Plan other than a Company Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

(o) The consummation of the Merger will not (either alone or in conjunction with any other event) (i) entitle any current or former director, employee, contractor or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) result in the payment or series of payments by the Company or any of its Affiliates to any person of an “excess parachute payment” within the meaning of Section 280G of the Code.

(p) With respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company, any Subsidiary of the Company or any Company ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(q) Each Company Benefit Plan that constitutes a “welfare benefit plan,” within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company, any Subsidiary of the Company or any Company ERISA Affiliate as deductions under any provision of the Code, is in compliance in all material respects with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

(r) Section 4.21(r) of the Company Disclosure Schedule sets forth all Company Benefit Plans covering employees of the Company or any of its Subsidiaries outside of the United States (the “Company Foreign Plans”).  The Company Foreign Plans have been operated in accordance, and are in compliance, in all material respects with their constituent documents and all applicable Laws. There are no material unfunded Liabilities under or in respect of any Company Foreign Plans, and all contributions or other payments required to be made to or in respect of the Company Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date.

4.22 Labor and Employment Matters.

(a) Neither the Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining Contract. There have not been since the Company began operations and there are not pending or threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company or any of its Subsidiaries.  There is no unfair labor practice, charge or complaint pending, unresolved or, to the Company’s Knowledge, threatened before the National Labor Relations Board. No event has occurred or circumstance exist that may provide the basis of any work stoppage or other labor dispute.

(b) Each of the Company and its Subsidiaries has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. Each of the Company and its Subsidiaries has filed all reports, information and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any Law to be given prior to Closing.

(c) Each of the Company and its Subsidiaries has paid or properly accrued in the Ordinary Course of Business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

(d) Neither the Company nor any of its Subsidiaries is a party to any Contract which restricts the Company or any of its Subsidiaries from relocating, closing or terminating any of its operations or facilities or any portion thereof.  Neither the Company nor any of its Subsidiaries have effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) or (ii) a “mass lay-off” (as defined in the WARN Act), in either case affecting any site of employment or facility of the Company or any of its Subsidiaries, except in accordance with the WARN Act. The consummation of the Merger will not create Liability for any act by the Company or any of its Subsidiaries on or prior to the Closing Date under the WARN Act or any other Law respecting reductions in force or the impact on employees on plant closings or sales of businesses.

4.23 Environmental.

(a) Each of the Company and its Subsidiaries has secured, and is in compliance in all material respects with, all Environmental Permits required in connection with its operations and the Real Property. Each Environmental Permit, together with the name of the Governmental Authority issuing such Environmental Permit, is set forth in Section 4.23(a) of the Company Disclosure Schedule. All such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of the Merger. Each of the Company and its Subsidiaries has been, and are currently, in compliance in all material respects with all Environmental Laws. Neither the Company nor any of its Subsidiaries has received any notice alleging that the Company or any of its Subsidiaries is not in such compliance with Environmental Laws.

(b) There are no past, pending or, to the Company’s Knowledge, threatened Environmental Actions against or affecting the Company or any of its Subsidiaries, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has entered into or agreed to any Order, and neither the Company nor any of its Subsidiaries is subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

(d) No Lien has been attached to, or asserted against, the assets, property or rights of the Company or any of its Subsidiaries pursuant to any Environmental Law, and, to the Company’s Knowledge, no such Lien has been threatened. There are no facts, circumstances or other conditions that could be expected to give rise to any Liens on or affecting any Real Property.

(e) There has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries. No Hazardous Substances are present in, on, about or migrating to or from any Real Property that could be expected to give rise to an Environmental Action against the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has the Company or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law. Neither the Company nor any of its Subsidiaries has received an analogous notice or request from any non-U.S. Governmental Authority.

(g) There are no aboveground tanks or underground storage tanks on, under or about the Real Property. Any aboveground or underground tanks previously situated on the Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

(h) There are no PCBs leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs. There is no asbestos containing material or lead-based paint containing materials in at, on, under or within the Real Property.

(i) Neither the Company nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

(j) None of the Real Property is an Environmental Clean-up Site.

(k) The Company has provided to Parent true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of the Company or any of its Subsidiaries.

4.24 Related Party Transactions.  There are no Contracts of any kind, written or oral, entered into by the Company or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them, except in each case, for (a) employment agreements, indemnification agreements fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the Ordinary Course of Business) and copies of which have been provided to Parent and are listed in Section 4.24 of the Company Disclosure Schedule, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, (c) amounts paid pursuant to Company Benefit Plans of which copies have been provided to Parent, and (d) the occupancy of certain of the Company’s facilities which do not provide for the payment of significant amounts of rent. To the Knowledge of the Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with the Company or any of its Subsidiaries (other than ownership of securities in a publicly-traded company representing less than one percent of the outstanding stock of such company). No officer or director of the Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them or any employee of the Company or any of its Subsidiaries is directly or indirectly interested in any Company Material Contract.

4.25 Insurance. Section 4.25 of the Company Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the Company and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number and the period of coverage;

(iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither the Company, any of its Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Section 4.25 of the Company Disclosure Schedule describes any material self-insurance arrangements affecting the Company and/or any of its Subsidiaries.

4.26 Absence of Certain Changes or Events. Since December 31, 2007, except as may be contemplated by, or disclosed pursuant to, this Agreement, including Section 4.26 of the Company Disclosure Schedule:

(a) there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, which have had a Material Adverse Effect on the Company or any of its Subsidiaries, including without limitation the imposition of any security interests on any of the assets of the Company or any of its Subsidiaries;

(b) there have not been any amendments or other modifications to the certificate of incorporation or bylaws of either the Company or any of its Subsidiaries;

(c) there has not been any entry by the Company nor any of its Subsidiaries into any commitment or transaction material to the Company or such Subsidiaries, except in the Ordinary Course of Business and consistent with past practice, including without limitation any (i) borrowings or the issuance of any guaranties, (ii) any capital expenditures in excess of $60,000, or (iii) any grant of any increase in the base compensation payable, or any loans, to any directors, officers or employees;

(d) there has not been, other than pursuant to the Plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business consistent with past practice.

(e) there have not been any material changes by the Company in its accounting methods, principles or practices;

(f) neither Company nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(g) neither Company nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities;

(h) there has not been any material damage, destruction or loss with respect to the property and assets of Company or any of its Subsidiaries, whether or not covered by insurance;

(i) there has not been any revaluation of Company’s or any of its Subsidiaries’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the Ordinary Course of Business consistent with past practice; and

(j) neither Company nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

4.27 Solvency. No Order has been made, petition presented, or resolution passed for the winding up (or other process whereby the business is terminated and the assets of the subject company are distributed among its creditors and/or shareholders) of either the Company or any of its Subsidiaries. There are no cases or Proceedings of any kind pending under any applicable insolvency, reorganization or similar Law in any jurisdiction concerning the Company or any of its Subsidiaries, and no circumstances exist which, under applicable Law, would justify any such cases or Proceedings. No receiver or trustee has been appointed with respect to all or any portion of the Company or any of its Subsidiaries business or assets.

4.28 Brokers or Finders. The Company shall indemnify and hold harmless Parent and the officers and directors of Parent from any obligations or liabilities to any person or entity engaged by or to whom the Company or any of its Subsidiaries is liable for brokerage, investment banking and/or finder’s fees or commissions for services rendered in connection with the Transactions.

4.29 No Illegal Payments.  None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Company or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records, or (e) had any off-book bank or cash accounts or “slush funds.”

4.30 Information Supplied.  None of the information furnished or to be furnished by or on behalf of the Company for inclusion or incorporation by reference in either a Form S-4 Registration Statement to be filed with the SEC by Parent or any Private Placement Memorandum prepared by Parent, in either case in connection with the issuance of the Merger Securities pursuant to the Merger, will, as of the time furnished, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.31 Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, this Agreement, the Voting and Lock-Up Agreement, and the Transactions from Section 203 of the DGCL.  Neither such Section nor any other anti-takeover or similar Law applies or purports to apply to the Transactions.  No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply to this Agreement or any of the Transactions.

4.32 Compliance with Securities Laws.  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company or any of its Subsidiaries, the offering and issuance by the Company and any of its Subsidiaries of all securities to date were made and completed in substantial compliance with all applicable state, federal and, if applicable, foreign securities Laws.

4.33 Change in Control. Except as may be set forth in Section 4.33 of the Company Disclosure Schedule, the Company is not a party to any Contract that contains a “change in control,” “potential change in control” or similar provision.

4.34 Powers of Attorney. To the Knowledge of the Company, there are no material outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

4.35 Material Disclosures. No statement, representation or warranty made by the Company in this Agreement, or in any certificate, statement, list, schedule or other document furnished or to be furnished to Parent hereunder, contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are or will be made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Disclosure Schedule delivered by Parent to the Company and signed by the Company and Parent for identification prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”), which shall identify exceptions by specific section references, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

5.1 Corporate Organization and Qualification. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect on either or both of Parent and/or Merger Sub.

5.2 Certificate of Incorporation and Bylaws. Parent has heretofore furnished or made available to the Company a complete and correct copy of the certificate of incorporation and bylaws of Parent, and the certificate of incorporation and bylaws of Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws.

5.3 Books and Records.

(a) The books of account, minute books, stock record books, and other records of Parent and Merger Sub, all of which have heretofore been furnished or made available to the Company, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Parent and Merger Sub contain accurate and complete records of all meetings held of, consents of, and corporate action taken by, the stockholders, the boards of directors, and any committees of the boards of directors of each of Parent and Merger Sub, and no meeting of such stockholders, boards of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books.

(b) None of the records, systems, data or information of either Parent or Merger Sub is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of either Parent or Merger Sub, as the case may be.

5.4 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of (i) one hundred million (100,000,000) shares of Parent Common Stock, $.0001 par value, and (ii) twenty million (20,000,000) shares of “blank check” preferred stock, $.0001 par value (“Parent Preferred Stock”). As of the date of this Agreement, (A) 5,000,000 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (B) no shares of Parent Common Stock were held in the treasury of Parent, (C) no shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan, and (D) no shares of Parent Preferred Stock were issued or outstanding. Except as contemplated by this Agreement and as set forth in Section 5.4(a) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, Parent Preferred Stock or any other securities of Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent’s certificate of incorporation or bylaws, or any agreement to which Parent is a party or by which Parent is bound.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of (i) 1,000,000 shares of Merger Sub Common stock, $.0001 par value, and (ii) 1,000,000 shares of “blank check” preferred stock, $.0001 par value (“Merger Sub Preferred Stock”). As of the date of this Agreement, (A) 1,000 shares of Merger Sub Common Stock were issued and outstanding, each of which are held by Parent, and all of which were validly issued, fully paid and nonassessable, (B) no shares of Merger Sub Common Stock were held in the treasury of Merger Sub, (C) no shares of Merger Sub Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan, and (D) no shares of Merger Sub Preferred Stock were issued or outstanding. Except as contemplated by this Agreement and as set forth in Section 5.4(b) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Merger Sub obligating Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Merger Sub. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or Merger Sub Preferred Stock.

5.5 Authority Relative To This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than with respect to the Merger, the filing and recordation of the Certificate of Merger with the Delaware Secretary of State, as required by this Agreement and applicable Law). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Company Principal Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

5.6 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, subject to obtaining the consents, approvals, Authorizations and permits and making the filings described in Section 5.6(b) of this Agreement and Section 5.6(b) of the Parent Disclosure Schedule, (i) conflict with or violate the certificate of incorporation or bylaws of either Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent Parent and Merger Sub from performing their respective obligations under this Agreement and consummating the Transactions.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, Authorization or permit of, or filing with or notification to, any Governmental Authority, domestic or foreign, except (i) such filings as may otherwise be required in accordance with federal and state securities Law compliance in connection with the issuance of the Merger Securities pursuant to the Merger, (ii) the filing of a Schedule 14F in accordance with Exchange Act Section 14f, (iii) the filing and recordation of the Certificate of Merger with the Delaware Secretary as required by this Agreement and applicable Law, (iv) such filings as may be required under the Exchange Act and/or by FINRA, (v) as may be specified in Section 5.6(b) of the Parent Disclosure Schedule, and (vi) where failure to obtain such consents, approvals, Authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Parent or Merger Sub and would not prevent or delay consummation of the Transactions, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

5.7 SEC Reports; Financial Statements.

(a) Parent has made available to Company all forms, reports and documents required to be filed by it with the SEC since April 1, 2007 (collectively, the “Parent SEC Reports”). Parent SEC Reports (i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including, in each case, any related notes) contained in Parent SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year-end recurring adjustments).

(c) Parent and its Subsidiaries have no Liabilities except (a) those which are adequately reflected or reserved against as noted above in the Financial Statements included in the most recently filed Parent SEC Report, and (b) those which have been incurred in the Ordinary Course of Business and consistent with past practice since the last balance sheet date therein or which are not, individually or in the aggregate, material in amount.

5.8 Taxes.

(a) Except as may be specified in Section 5.8(a) of the Parent Disclosure Schedule, (i) each of the Parent and its Subsidiaries has duly and timely filed all Tax Returns required to have been filed by or with respect to the Parent or such Subsidiary, (ii) each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon, (iii) all Taxes owed by the Parent and each Subsidiary of the Parent (whether or not shown on any Tax Return) have been timely paid, and (iv) each of the Parent and its Subsidiaries has adequately provided for, in its books of account and related records, all Liability for unpaid Taxes, being current Taxes not yet due and payable.

(b) Except as may be specified in Section 5.8(b) of the Parent Disclosure Schedule, each of the Parent and its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c) Except as may be specified in Section 5.8(c) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries (i) is the beneficiary of any extension of time within which to file any Tax Return, nor has Parent or any of its Subsidiaries made (or had made on its behalf) any requests for such extensions, or (ii) has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(d) Section 5.8(d) of the Parent Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Except as set forth in Section 5.8(d) of the Parent Disclosure Schedule (i) there is no Action now pending or threatened against or with respect to the Parent or any of its Subsidiaries in respect of any Tax or any assessment or deficiency, and (ii) there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Parent.

(e) Section 5.8(e) of the Parent Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which the Parent or any of its Subsidiaries currently files Tax Returns. No claim has been made by any Taxing Authority in a jurisdiction where the Parent or any of its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

(f) None of the assets or properties of the Parent or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. Neither the Parent nor any of its Subsidiaries is a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. Neither the Parent nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Parent is not a “foreign person” within the meaning of Section 1445 of the Code.

(g) Neither the Parent nor any of its Subsidiaries has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. Neither the Parent nor any of its Subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement.

(h) No Subsidiary of the Parent that is incorporated in a non-U.S. jurisdiction has, or at any time has had, an investment in “United States property” within the meaning of Section 956(c) of the Code. No Subsidiary of the Parent is, or at any time has been, a passive foreign investment company within the meaning of Section 1297 of the Code and neither Parent nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company. No Subsidiary of the Parent that is incorporated in a non-U.S. jurisdiction is, or at any time has been, engaged in the conduct of a trade or business within the United States, or treated as or considered to be so engaged.

(i) Neither the Parent nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any Liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by Contract or otherwise. Neither the Parent nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

(j) Neither the Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time, or (iii) prepaid amount received on or prior to the Effective Time.

(k) The Parent has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(l) Section 5.8(l) of the Parent Disclosure Schedule lists each person who the Parent reasonably believes is, with respect to the Parent or any Affiliate of the Parent, a “disqualified individual” within the meaning of Section 280G of the Code and the Regulations thereunder.

(m) Neither the Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would reasonably be expected to prevent the Merger from constituting a “reorganization” under Section 368 of the Code. The Parent is not aware of any agreement or plan to which the Parent or any of its Affiliates is a party or other circumstances relating to the Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a “reorganization” under Section 368 of the Code.

(n) Except as may be specified in Section 5.8(n) of the Parent Disclosure Schedule, the unpaid Taxes of the Parent (i) did not, as of the date of the Most Recent Parent Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Parent Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent in filing its Tax Returns. Since the date of the Most Recent Parent Balance Sheet, the Parent has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

5.9 Absence of Litigation. There is no claim, action, Proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary of Parent including Merger Sub, before any arbitrator or Governmental Authority, which (a) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent, or (b) seeks to delay or prevent the consummation of the Merger. Neither Parent nor Merger Sub, nor any property or asset of Parent or Merger Sub is in violation of any Order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

5.10 Related Party Transactions.  There are no Contracts of any kind, written or oral, entered into by the Parent or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of the Parent or, to the Knowledge of the Parent, any Affiliate of any of them, except in each case, for (a)  reimbursements of ordinary and necessary expenses incurred in connection with their services, (b) the occupancy of certain of the Parent’s facilities which do not provide for the payment of significant amounts of rent, and (c) as may have otherwise been disclosed in the Parent SEC Reports.

5.11 Ownership of Merger Sub; No Prior Activities.

(a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b) As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the Transactions, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.12 Absence of Certain Changes or Events. Since the date of the most recently filed Parent SEC Reports that included financial statements, and except as may be contemplated by, or disclosed pursuant to, this Agreement, including Section 5.12 of the Parent Disclosure Schedule:

(a) there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, which have had a Material Adverse Effect on the Parent or any of its Subsidiaries, including without limitation the imposition of any security interests on any of the assets of the Parent or any of its Subsidiaries;

(b) there have not been any amendments or other modifications to the certificate of incorporation or bylaws of either the Parent or any of its Subsidiaries;

(c) there has not been any entry by the Parent nor any of its Subsidiaries into any commitment or transaction material to the Parent or such Subsidiaries, except in the Ordinary Course of Business and consistent with past practice, including without limitation any (i) borrowings or the issuance of any guaranties, (ii) any capital expenditures in excess of $1,000, or (iii) any grant of any increase in the base compensation payable, or any loans, to any directors, officers or employees;

(d) there has not been, other than pursuant to the Plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business consistent with past practice.

(e) there have not been any material changes by the Parent in its accounting methods, principles or practices;

(f) neither Parent nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(g) neither Parent nor any of its Subsidiaries has split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities;

(h) there has not been any material damage, destruction or loss with respect to the property and assets of Parent or any of its Subsidiaries, whether or not covered by insurance;

(i) there has not been any revaluation of Parent’s or any of its Subsidiaries’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the Ordinary Course of Business consistent with past practice; and

(j) neither Parent nor any of its Subsidiaries has agreed, whether in writing or otherwise, to do any of the foregoing.

5.13 No Illegal Payments.  None of Parent, any of its Subsidiaries or, to the Knowledge of the Parent, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Parent or any of its Subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Parent, any of its Subsidiaries or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records, or (e) had any off-book bank or cash accounts or “slush funds.”

5.14 Antitakeover Statutes.  Parent has taken all action believed to be necessary to exempt the Merger, this Agreement, the Voting and Lock-Up Agreements, and the Transactions from Section 203 of the DGCL.  Neither such Section nor any other anti-takeover or similar Law applies or purports to apply to the Transactions.  No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws apply to this Agreement or any of the Transactions.

5.15 Compliance with Securities Laws.  Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Parent or any of its Subsidiaries, the offering and issuance by the Parent and any of its Subsidiaries of all securities to date were made and completed in substantial compliance with all applicable state and federal securities Laws.

5.16 Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

6.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, and unless Parent shall otherwise agree in writing, (1) the business of the Company and any of its Subsidiaries shall be conducted only in, and the Company and any such Subsidiaries shall not take any action except in, the Ordinary Course of Business, (2) the Company shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and any of its Subsidiaries and to preserve the current relationships of the Company and such Subsidiaries with customers, suppliers and other persons with which the Company and any of its Subsidiaries has significant business relations, (3) comply with all applicable Laws, (4) prepare and timely file all foreign, Federal, state and local Tax Returns as required by applicable Law, and make timely payment of all applicable Taxes when due, (5) use reasonable efforts to obtain, prior to the Closing Date, all Required Company Consents, (6) take all actions to be in substantial compliance with all Company Permits, (7) make full and timely payment of all amounts required to be contributed under the terms of each Plan and applicable Law or required to be paid as expenses under any such Plan, and (8) the Company will not, and will not permit any Subsidiary to:

(a) amend or otherwise change its Articles of Incorporation or Bylaws;

(b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of the Company or any Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for shares of the Company Common Stock, if any, issuable under agreements currently in effect on the date hereof and described in Section 4.4(a) of the Company Disclosure Schedule), or (ii) any of the Company’s or any Subsidiaries’ assets, except for sales in the Ordinary Course of Business and in a manner consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than the acquisition of assets in the Ordinary Course of Business consistent with past practice; (ii) merge with any Person (other than Merger Sub), (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; (iv) enter into any Contract material to the business, results of operations or financial condition of the Company other than in the Ordinary Course of Business, consistent with past practice; (v) authorize any capital expenditure, other than capital expenditures set forth in Section 4.19(a)(ix) of the Company Disclosure Schedule; or (vi) enter into or amend any Contract with respect to any matter set forth in this subsection (e);

(f)  (i) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary or enter into or amend any collective bargaining agreement, or (ii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees;

(g) settle or compromise any pending or threatened litigation which is material or which relates to the Transactions;

(h) grant or convey to any Person any rights, including, but not limited to, by way of sale, license or sub-license, in any of the Company Intellectual Property;

(i) make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

(j) make any change in any of the Company’s or any of its Subsidiaries accounting methods or in the manner of keeping each of their respective books and records or any change in any of their respective current practices with respect to inventory, sales, receivables, payables or accrued expenses;

(k) file or cause to be filed any registration statements under the Securities Act or Exchange Act relating to any of its capital stock or other securities;

(l) take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law;

(m) take or omit to take any action that would result in the representations and warranties hereunder being rendered untrue in any material respect; or

(n) agree to do any of the foregoing.

6.2 Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that, between the date of this Agreement and the Effective Time, except as may be set forth in Section 6.2 of the Parent Disclosure Schedule, as contemplated by any other provision of this Agreement, or as may not have a Material Adverse Effect on the Parent or any of its Subsidiaries, and unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld), (i) the businesses of the Parent and Merger Sub shall be conducted only in, and the Parent shall not, and shall cause Merger Sub not to, take any action except in, the Ordinary Course of Business consistent with past practice, (ii) Parent shall timely file all Parent SEC Reports as may be required under the Exchange Act (including any extensions afforded by way of compliance with Rule 12b-25 thereunder, if applicable), (iii) Parent shall comply with all applicable Laws, (iv) Parent shall prepare and timely file all foreign, Federal, state and local Tax Returns as required by applicable Law, and make timely payment of all applicable Taxes when due, (v) Parent shall not amend any of the terms or provisions of the Parent Common Stock, (vi) Parent shall not take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the Merger not being satisfied, except as may be required by applicable Law, and (vii) Parent shall take or omit to take any action that would result in the representations and warranties hereunder being rendered untrue in any material respect.

6.3 Conduct of Company Principal Stockholder Pending the Merger. The Company Principal Stockholder covenants and agrees to refrain from taking any action, directly or indirectly, that is intended to, would, or that might reasonably be likely to, (i) discourage Company Stockholders from approving the Merger and this Agreement as required under the DGCL and the bylaws of the Company, or (ii) encourage, or that might otherwise result in, any holder of Dissentable Shares becoming a Dissenting Holder.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Voting and Lock-Up Agreement. Contemporaneously with the execution of this Agreement, the Company Principal Stockholder shall have delivered to Parent an executed Voting and Lock-Up Agreement.

7.2 Certain Corporate and Securities Compliance.

(a) The Company hereby agrees that, as soon as practicable after the execution of this Agreement, it shall take whatever action may be reasonably necessary to (i) solicit and obtain, and forward to Parent, completed securityholder questionnaires (in form satisfactory to Parent) from all Company securityholders regarding their investor qualification, (ii) complete the independent audit of its financial statements by a PCAOB registered auditing firm, and immediately make available such audited financial statements to Parent, and (iii) obtain and deliver to Parent an opinion of counsel, in form satisfactory to Parent, that the Merger will qualify as a tax-free reorganization under the Code.

(b) As soon as practicable after the execution of this Agreement, Parent, in conjuction with the Company, shall prepare or cause to be prepared a private placement memorandum ”) (including any amendments or supplements thereto, the “Offering Memorandum”) suitable and appropriate for the exempt private offering associated with the sale of the Merger Securities from Parent to all holders of Cancelable Securities (collectively, the “Company Securityholders”). Parent shall give the Company, its counsel and its independent accountants/auditors a reasonable opportunity to review, comment upon, and propose edits to the Offering Memorandum prior to distributing it to Company Securityholders, and, also prior to distributing the Offering Memorandum to Company Securityholders, Parent shall have obtained the written authorization of the Company as to the accuracy and completeness of the information relating to the Company and its Subsidiaries contained therein.

(c) The Company hereby agrees to cooperate, and agrees to use all reasonable efforts to cause its Subsidiaries and Affiliates to cooperate, with Parent’s officers, directors, employees, accountants, counsel and/or other agents retained by Parent (“Parent Representatives”) in connection with the preparation of any and all information required, as determined by Parent, to be disclosed pursuant to applicable securities Laws in the Offering Memorandum, as applicable. The Company shall furnish all information concerning itself as may be reasonably requested by Parent or its counsel in connection with the foregoing, including without limitation complete financial statements as required under the Securities Act and/or the regulations promulgated thereunder, which financial statements shall have been fully audited by a PCAOB registered independent auditing firm. The Company shall, and shall cause its Subsidiaries to, afford to the Parent Representatives reasonable access to its properties, assets and records during the period prior to the Effective Time to obtain all information concerning its business as Parent may reasonably request. The Company shall furnish to Parent all such documents and copies of documents and records and information with respect to itself and its Subsidiaries, and copies of any working papers relating thereto, as Parent may reasonably request. Anything to the contrary notwithstanding, nothing in this Section 7.2(c) shall require the Company to provide any access, or to disclose any information, if permitting such access or disclosing such information would (a) violate applicable Law, (b) violate any of its obligations with respect to confidentiality (provided, however, that the Company shall, upon the request of Parent, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (c) result in the loss of attorney-client privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). The Company shall reasonably avail itself to the Parent regarding its business on an as-requested basis.

(d) In connection with the Offering Memorandum:

(i) Parent shall use its reasonable best efforts to take any and all action required under any applicable federal or state securities Laws in connection with the issuance of the Merger Securities pursuant to the Merger.

(ii) As soon as practicable following the time at which approval of the contents of the Offering Memorandum has been obtained from the Company by Parent, the Company, in accordance with the requirements of its bylaws and the DGCL, as applicable, and subject to any procedural and/or other directives as may be required in relation to federal and/or state securities compliance in the exclusive determination of Parent, shall:

(A) prepare, distribute and deliver a package to all Company Stockholders entitled to vote on the Merger under applicable Law which package shall contain (a) a letter (in form satisfactory to Parent) advising that the board of directors of the Company recommends that they approve the Merger and this Agreement and soliciting their written consent thereto, together with (b) a form of majority written stockholders’ consent approving the Merger and this Agreement for them to execute and return, (c) a complete copy of the Offering Memorandum, and (d) a form of Parent subscription agreement (provided by Parent); and

(B) use its diligent best efforts thereafter to promptly solicit and obtain the written consents from each such Company Stockholders, together with corresponding subscription agreements.

(iii) To the extent that the Company is successful in obtaining the majority written consent of the Company Stockholders approving the Merger and this Agreement, upon the obtaining of such consent, the Company, in accordance with the requirements of its bylaws and the DGCL, as applicable, and subject to any procedural and/or other directives as may be required in relation to federal and/or state securities compliance in the exclusive discretion of Parent, shall promptly prepare, distribute and deliver a package to each of the Company Stockholders entitled to vote in relation to the Merger exclusive of those from which the majority written consent of the Company Stockholders approving the Merger and this Agreement was previously obtained, which package shall contain a letter (in form satisfactory to Parent) indicating that the Company shall have previously obtained the written consent of Company Stockholders representing a majority of the shares of the capital stock of the Company entitled to vote on the Merger and this Agreement, and that approval of the Merger and this Agreement shall have therefore been duly obtained, but that he/she/it may nonetheless elect not to have his/her/its Dissentable Shares exchanged in the Merger and pursue his/her/its appraisal rights under the DGCL.

(iv) To the extent that the Company is unsuccessful in obtaining a majority written consent of the Company Stockholders approving the Merger and this Agreement, and subject to any procedural and/or other directives as may be required in relation to federal and/or state securities compliance in the exclusive discretion of Parent, the Company shall as promptly as practicable take all action necessary under the DGCL and its bylaws to duly call, convene and hold a special meeting of Company Stockholders for the purposes of considering, among other potential proposals, a proposal to approve the Merger and this Agreement, and each of the Company and the Company Principal Stockholder shall use their best efforts to solicit from the Company Stockholders proxies in favor of such approval and take all other action it deems advisable to secure the vote of its stockholders required by the DGCL to obtain such approvals. In connection with any such special meeting of stockholders, and subject to any procedural and/or other directives as may be required in relation to federal and/or state securities compliance in the exclusive discretion of Parent, the Company agrees to provide a proxy statement to all Company Stockholders which includes (i) the contents of the Offering Memorandum, and (ii) a statement advising that the board of directors of the Company recommends that they approve the Merger and this Agreement.

(v) The information provided by the Company for inclusion in the Offering Memorandum shall not, (A) at the time provided, or (B) at the time the Company proxy statement (inclusive of the Offering Memorandum) is first mailed to Company Stockholders, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company and/or its Subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Offering Memorandum so that any of such documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly inform Parent in writing.

(vi) Any Merger Securities issued pursuant to the Offering Memorandum shall constitute “restricted securities” within the meaning of the Securities Act, and, as such, any certficates reflecting such Merger Securities shall contain a restrictive legend.

(e) Upon such date (the “Closing Lockdown Date”) as (1) the Company shall have obtained the requisite approval of its stockholders to the Merger and this Agreement in accordance with the DGCL and its bylaws, and (2) each of Parent and the Company shall have agreed in writing to a specified date for Closing, and to the extent that the Company has issued and outstanding less than ninety five million (95,000,000) shares of common stock on a Fully-Diluted Basis as of the Closing Lockdown Date, Parent shall be given a reasonable period thereafter in which to take whatever steps as may be reasonably necessary to effect a redemption (the consideration for which shall be the greater of par value or book value as of the Closing Lockdown Date, plus the incremental value to be realized in the retained shares as a result of the Merger) of such number of shares of Parent Common Stock from the holders thereof on a pro-rata basis such that, collectively, the remaining shares of Parent Common Stock issued and outstanding following such redemption would equal five percent (5%) of the sum of (x) the number of shares of Parent Common Stock then outstanding, plus (y) the number of shares of Company Common Stock then outstanding on a Fully-Diluted Basis (the “Parent Common Stock Redemption”). From and after the Parent Common Stock Redemption, the Company shall be prohibited from issuing any securities of any kind (the “Pre-Closing Company Standstill Commitment”).

(f) It is acknowledged that each of the Parent and the Company have made a determination, and agreed, to forego the obtaining of any fairness opinion in relation to the Merger.

(g) At least ten (10) days prior to the Closing Date, and pursuant to the Exchange Act Section 14(f), Parent, with the fullest of cooperation and assistance of the Company applying its reasonable best efforts, shall prepare, file with the SEC, and mail to its stockholders, a Schedule 14F.

7.3 Regulatory Approvals.

(a) Each of the Company, Parent and Merger Sub shall promptly apply for, and take all reasonably necessary actions to obtain or make, as applicable, all Authorizations, Orders, declarations and filings with, and notices to, any Governmental Authority required to be obtained or made by it for the consummation of the Transactions. Each Party shall cooperate with and promptly furnish information to the other Parties necessary in connection with any requirements imposed upon such other Parties in connection with the consummation of the Merger.

(b) Each of the Company and Parent shall give the other reasonable prior notice of any communication with, and any proposed understanding or agreement with, any Governmental Authority regarding any Authorizations, Orders, declarations and filings with, and notices to, any Governmental Authority, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed communication, understanding or agreement with any Governmental Authority with respect to the Merger and the Transactions. Notwithstanding the foregoing, neither the Company nor Parent shall be required to nor any of their respective Affiliates shall have any obligation to contest, administratively or in court, any ruling, order or other action of any Governmental Authority or any other Person respecting the Transactions.

7.4 Public Announcements. If there is an initial press release relating to this Agreement, it shall be a joint press release the text of which shall have been agreed to in writing in advance by each of Parent and the Company. Thereafter, each of Parent and the Company shall not issue any press release or otherwise make any public statements with respect to this Agreement or any of the Transactions without the prior written consent of the other Party; provided, however, that a Party may, without such consent (but after prior consultation to the extent practicable under the circumstances), issue such press releases and make such public statements and/or disclosures that it reasonably determines are required under applicable Law, including without limitation the Exchange Act, or the rules of the OTCBB or, if applicable, the NASDAQ Capital Market or American Stock Exchange. Notwithstanding the foregoing, a Party may make public statements in response to questions from the press, analysts and investors and make internal announcements to employees, so long as such statements and announcements are accurate and not misleading, consistent with previous press releases or public statements made jointly by the Company and Parent, and do not contain forward-looking statements of any kind.

7.5 Tax Free Reorganization. Each of the Company and Parent shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither the Company nor Parent shall (and following the Effective Time, Parent shall cause the Surviving Corporation not to) take any action that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

7.6 Consents. The Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to obtain all Required Company Consents.

7.7 Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other Party of any fact, event or circumstance known to it (a) that individually or taken together with all other facts, events and circumstances known to it, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent or a Material Adverse Effect on the Company and its Subsidiaries or Parent and its Subsidiaries, in each case taken as a whole, (b) that would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (c) that would cause the failure of any condition precedent to its obligations, (d) regarding any consent of a third party that is or may be required in connection with the Merger, (e) relating to any notice or other communication from any Governmental Authority in connection with the Merger, or (f) in respect of any Proceedings commenced relating to it or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.20 or Section 5.9, as applicable; provided, however, that (i) the delivery of any notice pursuant to this Section 7.8 shall not prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (ii) disclosure by the Company or Parent pursuant to this Section 7.8 shall not be deemed to amend or supplement either the Company Disclosure Schedule or the Parent Disclosure Schedule, or constitute an exception to any representation or warranty under this Agreement.

7.8 Conveyance Taxes. Each of the Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

7.9 Dissenter’s Rights. Except as otherwise required by applicable Law, neither the Company, the Company Principal Stockholder, nor Parent shall do anything, either directly or indirectly, that is intended to, or would, encourage, or that might otherwise result in, any holder of Dissentable Shares becoming a Dissenting Holder.

7.10 Post-Closing Current Report Filing on Form 8-K. Within four Business Days of the Closing Date, Parent (following the change in control) shall file with the SEC a current report on Form 8-K regarding consummation of the Merger pursuant to Items 5.01, 5.02, and/or 5.06 of such form (or such other Items as may otherwise be appropriate).

7.11 Post-Closing Establishment of Trading Market; Quotation; Listing. As soon as practicable following the Closing Date, the Parent (following the change in control) shall use its reasonable best efforts to cause the Parent Common Stock, as a class, to become authorized for quotation, and to be quoted, on the OTCBB, and/or to the extent qualified, to become authorized for listing, and to become listed, on the NASDAQ Capital Market, including, as applicable, the preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Exchange Act and/or a listing application.

7.12 Certain Registration Obligations.

(a) Within sixty (60) days following the Closing Date, Parent (following the change in control) shall have prepared, and shall file, in each case at its own expense, a registration statement covering the resale of the Registrable Securities on Form S-1 or such other appropriate registration form of the SEC for the Parent as of such date as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the registration statement (the “Resale Registration Statement”). Parent (following the change in control) shall thereafter use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as possible.

(b) From and after the date of effectiveness of the Resale Registration Statement, Parent (following the change in control) shall do each the following:

(i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities;

(ii) furnish to each holder of Registrable Securities covered by such Resale Registration Statement such number of conformed copies of such Resale Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities, and such other documents, as such holder of Registrable Securities may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder of Registrable Securities;

(iii) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Resale Registration Statement under such other state securities Laws as any holder of Registrable Securities thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such Resale Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable such holder of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided, however, that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv) use its reasonable best efforts to cause all Registrable Securities covered by such Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of Registrable Securities to consummate the disposition of such Registrable Securities;

(v) furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder of Registrable Securities, and the underwriters, if applicable, of an opinion of counsel for Parent, dated the effective date of such Resale Registration Statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder of Registrable Securities, including that the prospectus and any prospectus supplement forming a part of the Resale Registration Statement does not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi) notify the holders of Registrable Securities promptly and confirm such advice in writing promptly after Parent has Knowledge thereof:

(A) when the Resale Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Resale Registration Statement has been filed, and, with respect to the Resale Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the SEC for amendments or supplements to the Resale Registration Statement or the prospectus or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(D) of the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under any federal or state securities Laws or the initiation or threat of any Proceeding for such purpose.

(vii) notify each holder of Registrable Securities covered by such Resale Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such holder of Registrable Securities, promptly prepare and furnish to such holder of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(viii) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement at the earliest possible moment;

(ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(x) enter into such agreements and take such other actions as the holders of Registrable Securities shall reasonably request in writing in order to expedite or facilitate the disposition of the Registrable Securities; and

(xi) use its reasonable best efforts to list all Registrable Securities covered by such Resale Registration Statement on any national securities exchange on which any of the Registrable Securities are then listed.

(c) This Section 7.12 is intended to be for the benefit of, and shall be enforceable by, the holders of Registrable Securities and their heirs and personal representatives, and shall be binding on the Parent and its successors and assigns. In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Parent shall be legally bound to honor the registration obligations set forth in this Section 7.12.

7.13 Certain Liability & Indemnification.

(a) With an understanding that all material information regarding the post-merger Parent to be provided in the Offering Memorandum furnished to Company Stockholders in connection with the issuance of the Merger Securities is information that, of necessity, shall have originated with, and been provided by, the Company, and provided that the written authorization of the Company in relation to the Offering Memorandum shall have been obtained by Parent pursuant to Section 7.2(b), from and after the Effective Time, the Parent and the Company Principal Stockholder shall have full and complete direct and primary joint and several liability for any and all amounts for which any officer or director of Parent is otherwise found to be liable in connection with any actions arising, directly or indirectly, out of the offering by Parent of the Merger Securities.

(b) From and after the Effective Time, the Parent and the Company Principal Stockholder, shall, jointly and severally and to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Parent (the “Indemnified Parties”) against all Damages, Liabilities or Orders or amounts that are paid in settlement of or in connection with any claim or Proceeding that is based in whole or in part on, or arises in whole or in part out of, the fact that such Person is or was a director, officer or employee of Parent, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including without limitation any matters, acts or omissions occurring in connection with the Parent Common Stock Redemption, the approval of this Agreement and the consummation of the Transactions, as well as matters arising out of any failures of disclosure in relation to the Offering Memorandum) to the same extent such Persons are entitled to be indemnified or have the right to advancement of expenses as of the date of this Agreement by Parent pursuant to its certificate of incorporation, bylaws, and/or any indemnification agreements in effect as of the date hereof.

(c) This Section 7.13 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives, and shall be binding on the Parent, the Company Principal Stockholder, and their respective successors and assigns. In the event that Parent or the Company Principal Stockholder, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Parent or Company Principal Stockholder, as applicable, shall be legally bound to honor the indemnification obligations set forth in this Section 7.13.

7.14 Further Assurances. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required from time to time to carry out the provisions hereof and consummate the Merger and the other Transactions.

ARTICLE VIII

CONDITIONS TO THE MERGER

8.1 Conditions to the Obligations of Each Party to Effect the Merger. In addition to the other conditions set forth in this Article VIII, the obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) the Merger and this Agreement shall have been approved by the affirmative vote (or written consent) of a majority of the shares of Company Common Stock entitled to vote on the matter;

(b) all Authorizations and Orders of, declarations and filings with, and notices to any Governmental Authority required to permit the consummation of the Merger shall have been obtained or made and shall be in full force and effect; and

(c) no temporary restraining order, preliminary or permanent injunction or other Order prohibiting the consummation of the Merger shall be in effect, and no Law shall have been enacted or shall be deemed applicable to the Merger which makes the consummation of the Merger unlawful.

8.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger are subject to satisfaction (or waiver by Parent in its sole discretion) on or prior to the Closing Date of the following conditions:

(a) Company Principal Stockholder shall have delivered an executed Voting and Lock-Up Agreement;

(b) each of the representations and warranties of the Company set forth in this Agreement that is qualified by a Material Adverse Effect on the Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date;

(c) each of the representations and warranties of the Company Principal Stockholder set forth in this Agreement that is qualified by a Material Adverse Effect on the Company shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date;

(d) the Parent, at the expense of the Company, shall have procured directors and officers liability insurance coverage in an aggregate amount satisfactory to Parent from a carrier rated A++XV by A.M. Best & Company (or otherwise satisfactory to Parent), which coverage shall specifically include liability arising out of any errors or omissions that shall have occurred in connection with the offering and issuance of the Merger Securities;

(e) the Company shall not have violated the Pre-Closing Company Standstill Commitment;

(f) the Company shall have delivered an opinion of counsel to Parent, in form satisfactory to Parent, that the Merger will qualify as a tax-free reorganization under the Code;

(g) the Company shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to Parent a certificate signed by the Chief Executive Officer of the Company to such effect;

(h) there shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

(i) each of Parent and Merger Sub shall have received a certificate signed by the Chief Executive Officer of the Company certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 as of the Closing Date; and

(j) all actions to be taken by the Company in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Parent or its counsel.

8.3 Conditions to the Obligations of the Company to Effect the Merger. The obligation of the Company to consummate the Merger is subject to satisfaction (or waiver by the Company in its sole discretion) on or prior to the Closing Date of the following conditions:

(a) each of the representations and warranties of Parent set forth in this Agreement that is qualified by a Material Adverse Effect on Parent shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that (i) such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, or (ii) facts which would otherwise render any such representation or warranty untrue and/or incorrect as of the Closing Date are the direct or indirect result of obligations arising under, or are otherwise contemplated by one or more provisions of, this Agreement;

(b) the Company shall have obtained the requisite approval of its stockholders to the Merger and this Agreement in accordance with the DGCL and its bylaws;

(c) To the extent that the Company had less than ninety-five million (95,000,000) common shares issued and outstanding on a Fully-Diluted Basis as of the Closing Lockdown Date, Parent shall have completed the Parent Common Stock Redemption;

(d) the holders of no more than twenty percent (20%) of the Dissentable Shares shall be in a position to perfect their appraisal rights under the DGCL as determined immediately prior to the Effective Time;

(e) Parent shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have delivered to the Company a certificate signed by the Chief Executive Officer of Parent to such effect;

(f) there shall not have occurred any event, occurrence or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; provided, however, that any event, occurrence, or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent was not the direct or indirect result of obligations arising under, or otherwise contemplated by one or more provisions of, this Agreement;

(g) the Company shall have received resignations of each of the officers of Parent, effective, in each case, as of the Effective Time;

(h) the Company shall have received a certificate signed by the Chief Executive Officer of Parent certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.3 as of the Closing Date; and

(i) all actions to be taken by Parent in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Company or its counsel.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the Transactions, as follows:

(a) by mutual written consent duly authorized by the boards of directors of each of Parent, Merger Sub and the Company;

(b) by Parent:

(i) to the extent that the Effective Time shall not have occurred on or before December 31, 2008; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Parent if Parent’s failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(ii) if the Parent reasonably concludes in its exclusive discretion that material information regarding the Company and/or its Subsidiaries that it determines to include in the Offering Memorandum, as applicable, has been withheld by the Company and/or its Subsidiaries;

(iii) if the Company unreasonably withholds its authorization as to the accuracy and completeness of the Offering Memorandum;

(iv) if the Company’s independent auditors resign at any time after having been engaged citing a disagreement with management of the Company or any of its officers and/or directors as the reason therefor;

(v) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.2(a)-(j) would not be satisfied (a “Terminating Company Breach”); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 9.1(b)(v); or

(c) by the Company:

(i) if the Company Stockholders shall have failed to duly approve the Merger and this Agreement within a reasonable period following good faith compliance by the Company with all of its obligations under Sections 7.2 and 7.9;

(ii) upon breach of any representations, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 8.3(a)-(h) would not be satisfied (“Terminating Parent Breach”); provided, however, that, if such Terminating Parent Breach is curable by Parent through best efforts and for so long as Parent continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 9.1(c)(ii).

9.2 Amendment. This Agreement may be amended by the Parties at any time prior to the Effective Time; provided, however, that, (i) any such amendment is in writing signed by each of the Parties, and (ii) after approval of the matters presented in connection with the Merger by the Company Stockholders, no amendment shall be made which by Law requires further approval by the Company Stockholders without such further approval, including without limitation any amendment which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger.

9.3 Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (i) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given, and (ii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, USPS, or DHL as established by the sender by evidence obtained from such courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent or Merger Sub:

GCA II Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York 10022
Att: Michael M. Membrado, CEO

Fax: 646-486-9771

with a copy to:

M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022
Att: Michael M. Membrado

Fax: 646-486-9771

If to the Company:

SecurLinx Holding Corp.
150 Clay Street, Suite 440
Morgantown, WV 26501
Att: Barry L. Hodge, CEO

Fax: 304-292-2053

with a copy to:

Steptoe & Johnson, PLLC
Chase Tower, Eighth Floor
P.O. Box 1588
Chareleston, WV 25326-1588
Att: Mike Stuart, Esq.

Fax: 304-353-8180

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

10.2 Certain Definitions. For purposes of this Agreement, the following terms, in their capitalized forms, shall have the correspondingly ascribed meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

“Applicable Rate” means the corporate base rate of interest publicly announced from time to time by Citibank N.A. plus 2% per annum.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Authority or pursuant to any Law.

“Beneficial Owner” with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or any Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

“Benefit Plan” means any “employee benefit plan” as defined in 3(3) of ERISA, including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)), (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)) or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, whether or not subject to ERISA.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day other than Saturday, Sunday or other day on which banks located in New York City are required or authorized by Law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

“Company ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliated services group” with, the Company or any of its Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

“Contaminant” means, in relation to any Software, any virus or other intentionally created, undocumented contaminant.

“Contract” means any agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order and purchase order.

“Control” (including the terms “Controlled By” and “Under Common Control With”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Copyrights” means registered and unregistered copyrights in both published and unpublished works.

“Damages” means all Proceedings, demands, claims, assessments, losses, damages, costs, expenses, Liabilities, obligations, injunctions, judgments, Orders, decrees, rulings, awards, fines, sanctions, penalties, charges, Taxes and amounts paid in settlement, including, without limitation, (i) interest on cash disbursements in respect of any of the foregoing at the Applicable Rate, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of the relevant Person.

“Disabling Codes” means, with respect to any Software, any disabling codes or related instructions.

“Environment” means all air, surface water, groundwater, land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

“Environmental Action” means any Proceeding brought or threatened under any Environmental Law or otherwise asserting the incurrence of Environmental Liabilities.

“Environmental Clean-Up Site” means any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened Proceeding related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

“Environmental Laws” means any and all applicable Laws and Authorizations issued, promulgated or entered into by any Governmental Authority relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: CERCLA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; RCRA; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local Law, and any non-U.S. Laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

“Environmental Liabilities” means, with respect to any party, Liabilities arising out of (A) the ownership or operation of the business of such party or any of its Subsidiaries, or (B) the ownership, operation or condition of the Real Property or any other real property currently or formerly owned, operated or leased by such party or any of its Subsidiaries, in each case to the extent based upon or arising out of (i) Environmental Law, (ii) a failure to obtain, maintain or comply with any Environmental Permit, (iii) a Release of any Hazardous Substance, or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

“Environmental Permit” means any Authorization under Environmental Law, and includes any and all Orders issued or entered into by a Governmental Authority under Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” mean the Financial Industry Regulatory Authority.

“Fully-Diluted Basis” means, with respect to any calculation of common shares for a given corporation outstanding at a given time, that amount, exclusive of any and all shares held in treasury, which includes (i) any and all convertible securities then outstanding assuming the full conversion thereof as of such time, and (iii) any and all options and warrants then outstanding assuming the full exercise thereof as of such time.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Hazardous Substances” means all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current Liabilities arising in the Ordinary Course of Business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (g) any guaranty of any of the foregoing.

“Intellectual Property” means: (i) Proprietary Information; (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by Copyright; (iv) Software; and (v) Intellectual Property Rights, including all Patents, Copyrights, Marks, trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

“Intellectual Property Rights” means all forms of legal rights and protections that may be obtained for, or may pertain to, any Intellectual Property in any country of the world.

“Knowledge” of a given party (or any similar phrase) means, with respect to any fact or matter, the actual knowledge of the directors and executive officers of such party and each of its Subsidiaries, together with such knowledge that such directors, executive officers and other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Liability” or “Liabilities” means any liability, Indebtedness or obligation of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether secured or unsecured, whether joint or several, whether due or to become due, whether vested or unvested, including any liability for Taxes.

“Liens” means any liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

“Marks” means trademarks, service marks and other proprietary indicia (whether or not registered).

“Material Adverse Effect” means, with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of such Person, (b) impairs the ability of such Person to perform its obligations under this Agreement, or (c) delays the consummation of the Merger.

“Operative Agreements” means, jointly, this Agreement and the Voting and Lock-Up Agreement.

“Order” means any award, injunction, judgment, decree, stay, order, ruling, subpoena or verdict, or other decision entered, issued or rendered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTCBB” means the Over-The-Counter Bulletin Board, operated by NASDAQ.

“Patents” means letters patent, patent applications, provisional patents, design patents, PCT filings, invention disclosures and other rights to inventions or designs.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCBs” means polychlorinated biphenyls.

“Permitted Liens” means, with respect to any party, (i) Liens for current real or personal property taxes not yet due and payable and with respect to which such party maintains adequate reserves, (ii) workers’, carriers’ and mechanics’ or other like Liens incurred in the Ordinary Course of Business with respect to which payment is not due and that do not impair the conduct of such party’s or any of its Subsidiaries’ business in any material respect or the present or proposed use of the affected property and (iii) Liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, Governmental Authority, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), or any political subdivision, agency or instrumentality of a Governmental Authority, or any other entity or body.

“Proceeding” or “Proceedings” means any actions, suits, claims, hearings, arbitrations, mediations, Proceedings (public or private) or governmental investigations that have been brought by any governmental authority or any other Person.

“Proprietary Information” means, collectively, inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials.

“Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software or similar licensing or distribution models, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License or Lesser/Library GPL; (ii) Mozilla Public License; (iii) Netscape Public License; (iv) Sun Community Source/ Industry Standard License; (v) BSD License; and (vi) Apache License.

“RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

“Registrable Securities” means the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time; provided, however, that, as to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144 under the Securities Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by Parent and Parent shall not have “stop transfer” instructions imposed against them.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means, collectively, computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof.

“Subsidiary” or “Subsidiaries” means, with respect to any party, any Person, of which (a) such party or any subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such party and/or by any one or more of its subsidiaries.

“Systems” means, in relation to any Person, any of the hardware, software, databases or embedded control systems thereof.

“Tax” or “Taxes” means any means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental (including taxes under Code §59A), profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to any Tax.

“Trading Day” means any day on which the NASDAQ Stock Market is open for trading.

“$” means United States dollars.

10.3 Index of Other Defined Terms. In addition to those terms defined above, the following terms, in their capitalized forms, shall have the respective meanings given thereto in the sections indicated below:

Defined Term	Section

“Agreement”	Preamble
“Cancelable Common Share”	2.1(a)(i)
“Cancelable Convertible Debenture”	2.1(a)(ii)
“Cancelable Securities”	2.2(a)
“Certificate of Merger”	1.1
“Closing”	1.2
“Closing Date”	1.2
“Closing Lockdown Date”	7.2(e)
“Code”	Recitals
“Company”	Preamble
“Company Benefit Plan”	4.21(a)
“Company Common Stock”	2.1(a)(i)
“Company Disclosure Schedule”	Art. IV Intro
“Company Foreign Plans”	4.21(r)
“Company In-Bound License”	4.18(b)
“Company Intellectual Property”	4.18(e)
“Company Lease”	4.17(c)
“Company-Leased Real Property”	4.17(a)
“Company Material Contracts”	4.19(b)
“Company Minor Contracts”	4.19(e)
“Company Out-Bound Licenses”	4.18(c)
“Company-Owned Intellectual Property”	4.18(a)
“Company-Owned Real Property”	4.17(a)
“Company-Owned Software”	4.18(i)
“Company Pension Plan”	4.21(b)
“Company Permits”	4.7
“Company Principal Stockholder”	Preamble
“Company Receivables”	4.9
“Company Registered Intellectual Property”	4.18(f)
“Company Securityholders”	7.2(b)
“Company Stockholder”	2.1
“Constituent Corporations”	1.1
“Delaware Secretary of State”	1.2
“DGCL”	Recitals
“Dissentable Shares”	2.3(a)
“Dissenting Holder”	2.3(a)
“Dissenting Shares”	2.3(a)
“Effective Time”	1.2
“Exchange Agent”	2.2(a)
“Exchange Fund”	2.2(a)
“Exchange Ratio”	2.1(a)(i)
“Indemnified Parties”	7.15(a)
“Merger”	1.1

“Merger Securities”	2.2(a)
“Merger Sub”	Preamble
“Merger Sub Common Stock”	2.1(a)(iii)
“Merger Sub Preferred Stock”	5.4(b)
“Most Recent Company Balance Sheet”	4.8(a)
“Most Recent Company Cash Flow Statement”	4.8(a)
“Most Recent Company Financial Statements”	4.8(a)
“Most Recent Company Income Statement”	4.8(a)
“Most Recent Company Statement of Stockholders’ Equity”	4.8(a)
“Offering Memorandum”	7.3(d)
“Parent”	Preamble
“Parent Common Stock”	Recitals
“Parent Common Stock Redemption”	7.2(e)
“Parent Disclosure Schedule”	Art. V Intro
“Parent Preferred Stock”	5.4(a)
“Parent Representatives	7.3(e)
“Parent SEC Reports”	5.7(a)
“Parent Stock-Split”	7.3(f)(i)(B)
“Party” / “Parties”	Preamble
“Pre-Closing Company Standstill Commitment”	7.2(e)
“Required Company Consents”	4.6(a)
“Resale Registration Statement”	7.14(a)
“Surviving Corporation”	1.1
“Terminating Parent Breach”	9.1(c)(ii)
“Terminating Company Breach”	9.1(b)(v)
“Transactions”	Recitals
“Voting and Lock-Up Agreement”	Recitals
“WARN Act”	4.22(d)

10.4 Interpretation.

(a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.

(e) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g) The Parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

(h) All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

10.5 Survival.  The representations and warranties and covenants and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except that the covenants and agreements set forth in Articles I, II, VII and this Article X, in each case as they relate to any post-Closing matters, and including without limitation any provisions for the benefit of third parties, shall survive the Effective Time.

10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

10.7 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, heirs, personal representatives successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II, and Sections 7.12 and 7.13, which are intended to benefit and be enforceable by third parties as specifically set forth therein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

10.8 Fees and Expenses. All fees and expenses incurred in connection with the Merger, the other Transactions, and this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that:

(a) As and when requested by Parent, the Company shall pay the reasonable legal, accounting (including internal financial and disclosure controls related compliance and review), independent auditing, and EDGARization service fees and expenses of Parent incurred in connection with the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of this Agreement through the earlier of (i) the Effective Time, or (ii) the time at which this Agreement shall have been terminated, if at all, in accordance with Article IX hereof;

(b) As and when requested by Parent, the Company shall pay any reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses of Parent incurred in connection with the Merger from and after the date hereof including without limitation preparation and distribution of the Offering Memorandum and all related federal and state securities Law compliance associated with the Merger; and

(c) Parent shall be free at all times to select the professional service firms that it utilizes in respect of 10.8 (a) and (b) above in its exclusive discretion, and, without limiting the foregoing, it is acknowledged that Parent may utilize the services of M.M. Membrado, PLLC as legal counsel for certain aspects of the legal work involved in this process (at a rate of $300/hr.).

10.9 Incorporation of Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein and signed for identification by the Parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

10.10 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

10.11 Governing Law. This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

10.12 Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Proceeding arising out of this Agreement or any of the Transactions. Each Party agrees to commence any such Proceeding either in the United States District Court for the Southern District of New York or if such Proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any Proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 10.12. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or any of the Transactions in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.15 Entire Agreement. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto. Except as otherwise provided herein, no addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

“PARENT”
GCA II ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

“MERGER SUB”
SECURLINX ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President & Chief Executive Officer

“COMPANY”
SECURLINX HOLDING CORP.

By:
Name:	Barry L. Hodge
Title:	President & Chief Executive Officer

Barry L. Hodge, personally

EXHIBITS

Exhibit A	[Form of] Voting and Lock-Up Agreement
Exhibit B	[Form of] Certificate of Merger
Exhibit C	Certificate of Incorporation – Merger Sub
Exhibit D	Bylaws – Merger Sub

EXHIBIT A

VOTING AND LOCK-UP AGREEMENT

This Voting and Lock-Up Agreement (this “Agreement”) is made as of August 18, 2008, by and between GCA II Acquisition Corp., a Delaware corporation (“Parent”) and Barry L. Hodge, a principal stockholder of SecurLinx Holding Corp., a Delaware corporation (the “Company”)(the “Company Principal Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, SecurLinx Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall be the surviving corporation following the merger (the “Merger”);

WHEREAS, as of the date hereof, the Company Principal Stockholder is a Beneficial Owner (as defined below) of the Subject Shares (as defined below); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company Principal Stockholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

(a) “Beneficially Own” or “Beneficial Owner” with respect to any securities means having “beneficial ownership” as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Company Capital Stock” means shares of common stock, par value $0.001 per share, of the Company.

(c) “Company Options and Other Rights” means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

(d) “Expiration Date” means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

(e) “Subject Shares” means (i) all shares of Company Capital Stock Beneficially Owned by the Company Principal Stockholder as of the date of this Agreement and (ii) all additional shares of Company Capital Stock of which the Company Principal Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

2. Voting Agreement.

(a) The Company Principal Stockholder hereby reresents that it is an “accredited investor” as such term is defined within Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(b) The Company Principal Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, the Company Principal Stockholder shall cause to be counted as present thereat for purposes of establishing a quorum and, subject only to Parent’s compliance with applicable securities laws, shall vote, or cause to be voted, any and all Subject Shares Beneficially Owned by the Company Principal Stockholder as of the record date of such meeting or written consent:

(i) “FOR” the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(ii) “AGAINST” any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii) “AGAINST” the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in the individuals who serve as members of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

(c) No provision contained in this Agreement shall prohibit the Company Principal Stockholder from voting in his capacity as a director of the Company in any manner whatsoever.

(d) Prior to the Expiration Date, the Company Principal Stockholder shall not enter into any other agreement or understanding with any Person requiring him to vote in his capacity as a stockholder or give instructions in any manner inconsistent with clause “(i),” clause “(ii)” or clause “(iii)” of Section 2(b).

(e) The Company Principal Stockholder hereby waives and agrees not to exercise any applicable “appraisal rights” under the Delaware General Corporation Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

3. Lock-up Agreement.

(a) In consideration of the issuance of common stock of Parent in exchange for the Subject Shares (the “Parent Shares”) to the Company Principal Stockholder pursuant to the terms of the Merger Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding any registration on the part of the Parent Shares under the Securities Act, the Company Principal Stockholder agrees that, during the period beginning from the Effective Time (as defined in the Merger Agreement) and continuing until the date one (1) year thereafter (the “Release Date”), the Company Principal Stockholder shall not (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Parent Shares, or (b) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (a), except in each case as permitted by Section 3(e) below. Following the Release date, and regardless of whether any such shares are registered for resale or not, the Company Principal Stockholder shall restrict all sales of Parent Shares for one (1) additional year to an amount which, when taken together with all sales by the Company Principal Stockholder of Parent Shares within the then-preceding three months, shall not exceed the greater of:

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(i)	one percent (1%) of the total Parent Shares then issued and outstanding as shown by the most recent publicly filed report or statement published by the Parent; or

(ii)
the average weekly reported volume of trading in Parent Shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

(b) The foregoing restriction is expressly agreed to preclude the Company Principal Stockholder from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the Parent Shares even if such shares would be disposed of by someone other than the Company Principal Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Parent Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Parent Shares.

(c) The Company Principal Stockholder further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of the Parent Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Parent Shares or any related securities.

(d) The Company Principal Stockholder acknowledges and agrees that, pending the Release Date, any additional Parent Shares acquired by such Stockholder upon exercise of replacement stock options may not be sold or otherwise transferred notwithstanding that a registration statement on Form S-8 or Form S-4 may be effective with respect to the exercise of such options and the sale of Parent Shares obtained thereby.

(e) Notwithstanding the foregoing restrictions on transfer, the Company Principal Stockholder may transfer the Parent Shares (i) in an amount not to exceed five percent (5%) of the total amount of Parent Shares received by the Company Principal Stockholder pursuant to the Merger; provided however, that such Parent Shares may not be transferred unless the Parent Shares are registered under the Securities Act, or (ii) as transfers by will or intestacy, or (iii) to any trust for the direct or indirect benefit of the Company Principal Stockholder or his immediate family; provided however, that any such transfer shall not involve a disposition for value. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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(f) The Company Principal Stockholder now has, and, except as contemplated by the preceding paragraph (e), at all times prior to the Release Date will have, good and marketable title to the Parent Shares still owned by him, free and clear of all liens, encumbrances, and claims whatsoever. The Company Principal Stockholder agrees and consents to the entry of stop transfer instructions with the Parent’s transfer agent and registrar against the transfer of the Parent Shares except in compliance with the foregoing restrictions in Sections 3(a) and (e) above. The Company Principal Stockholder understands that the restrictions with respect to the Parent Shares set forth herein are in addition to any other restrictions upon transfer that may arise pursuant to any other agreement to which the Company Principal Stockholder is a party or under applicable securities laws.

4. Representations and Warranties of Stockholder.  The Company Principal Stockholder represents and warrants to Parent as follows:

(a) As of the date of this Agreement and at all times through the Expiration Date:

(i) He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Capital Stock set forth under the heading “Shares of Company Capital Stock Beneficially Owned”, on the signature page hereof;

(ii) He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading “Company Options and Other Rights Beneficially Owned” on the signature page hereof; and

(iii) He does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

(b) The Company Principal Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company Principal Stockholder, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of the Company Principal Stockholder, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c) The execution, delivery and performance by the Company Principal Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Company Principal Stockholder is a party or by which any of his assets may be bound.

(d) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company Principal Stockholder and the consummation by Company Principal Stockholder of the transactions contemplated hereby.

5. Covenants of Stockholder.  The Company Principal Stockholder covenants and agrees for the benefit of Parent that, until the Expiration Date, he shall not:

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(a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Agreement;

(b) acquire any shares of the stock of Parent except pursuant to existing Company Options and Other Rights or unless such shares shall become subject to the terms of this Agreement;

(c) grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; or

(d) take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Company Principal Stockholder’s obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

6. Adjustments; Additional Shares.  In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, or (b) that Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a), then the terms of this Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder. The foregoing shall apply (mutatis mutandis) to the Subject Shares and Section 3 of this Agreement.

7. Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

8. Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

9. Entire Agreement.  This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

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10. Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent, to:

GCA II Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

With a required copy to:

M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

If to any of the Company Principal Stockholder:

SecurLinx Holding Corp.
150 Clay Street, Suite 440
Morgantown, WV 26501
Att: Barry L. Hodge, CEO

Fax: 304-292-2053

With a required copy to:

Steptoe & Johnson, PLLC
Chase Tower, Eighth Floor
P.O. Box 1588
Chareleston, WV 25326-1588
Att: Mike Stuart, Esq.

Fax: 304-353-8180

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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11.  Captions.   All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.  Severability; Enforcement.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Specific Performance.  The Company Principal Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by the Company Principal Stockholder of the provisions of this Agreement. Accordingly, the Company Principal Stockholder agrees that his obligations hereunder shall be specifically enforceable and he shall not take any action to impede the other from seeking to enforce such right of specific performance.

14.  Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15.  Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

GCA II ACQUISITION CORP.

By:
Name:	Michael M. Membrado
Title:	President and Chief Executive Officer

COMPANY PRINCIPAL STOCKHOLDER:

Barry L. Hodge

Shares of Company Common Stock Beneficially Owned: __________________

Company Options and Other Rights Beneficially Owned: __________________

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EXHIBIT B

CERTIFICATE OF MERGER
OF
SECURLINX HOLDING CORP.
AND
SECURLINX ACQUISITION CORP.

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), SecurLinx Acquisition Corp., a Delaware corporation, DOES HEREBY CERTIFY that:

1. The name and jurisdiction of incorporation of each of the constituent corporations to the merger (collectively, the “Constituent Corporations”) are as follows:

Name	Jurisdiction of Incorporation
Securlinx Holding Corp.	Delaware
Securlinx Acquisition Corp.	Delaware

2. An Agreement and Plan of Merger, dated as of August 1, 2008 (the “Agreement and Plan of Merger”), by and among GCA II Acquisition Corp., a Delaware corporation, and each of the Constituent Corporations, providing for the merger of SecurLinx Acquisition Corp, with and into SecurLinx Holding Corp. has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Sections 228 and 251 of the DGCL.

3. The name of the corporation surviving the merger is SecurLinx Holding Corp., a Delaware corporation (the “Surviving Corporation”).

4. The Certificate of Incorporation of SecurLinx Holding Corp., as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

5. The Bylaws of SecurLinx Holding Corp., as now in full force and effect, shall continue to be the Bylaws of the Surviving Corporation until amended and changed pursuant to the provisions of the DGCL.

6. The officers and directors of SecurLinx Holding Corp. immediately prior to the filing of this Certificate of Merger with the Secretary of State of the State of Delaware shall remain the officers and directors of the Surviving Corporation, each to hold office until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified, all in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL.

7. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is as follows:

SecurLinx Holding Corp.
150 Clay Street, Suite 440
Morgantown, WV 26501

8. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

9. This Certificate of Merger, and the merger provided for herein, shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on ________ __, 2008.

SECURLINX HOLDING CORP.

By
Name: Barry L. Hodge
Title: President

EXHIBIT C

CERTIFICATE OF INCORPORATION

OF

SECURLINX ACQUISITION CORP.

(Pursuant to Section 102 of the Delaware General Corporation Law)

1. The name of the corporation is SecurLinx Acquisition Corp. (the “Corporation”).

2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of its registered agent at such address is the National Registered Agents, Inc..

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4. The Corporation is to have perpetual existence.

5. The total number of shares of capital stock which the Corporation shall have authority to issue is: two million (2,000,000). These shares shall be divided into two classes with 1,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 1,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6.   The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

7.   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.   The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

9. The name and mailing address of the incorporator is Michael M. Membrado, c/o M.M. Membrado, PLLC, 115 East 57th Street, Tenth Floor, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 29th day of July, 2008.

Michael M. Membrado, Incorporator

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EXHIBIT D

BY-LAWS

OF

SECURLINX ACQUISITION CORP.
~ A Delaware corporation ~

ARTICLE I

STOCKHOLDERS

Section 1.  Certificates Representing Stock. (a) Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(b)   Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c)   The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 2.  Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

Section 3.  Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 4.  Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 5.  Record Date For Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 6.  Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

Section 7.  Stockholder Meetings .

Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

Call. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting-the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that is irrevocable and, if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Upon request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

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Quorum. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders presents may adjourn the meeting despite the absence of a quorum.

Voting. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Section 8.  Stockholder Action Without Meetings. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE II

DIRECTORS

Section 1.  Functions and Definition. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.  Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of one (1) person. Thereafter, the number of directors may be increased or decreased from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one (1).

Section 3.  Election and Term. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

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Section 4.  MEETINGS.

TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of the directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

Section 5.  REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

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Section 6.  COMMITTEES . The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 7.  WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 8.   BOARD OF ADVISORS.   The Board of Directors, in its discretion, may establish a Board of Advisors, consisting of individuals who may or may not be stockholders or directors of the Corporation. The purpose of the Board of Advisors would be to advise the officers and directors of the Corporation with respect to such matters as such officers and directors shall choose, and any other matters which the members of such Board of Advisors deem appropriate in furtherance of the best interest of the Corporation. The Board of Advisors shall meet on such basis as the members thereof may determine. The Board of Directors may eliminate the Board of Advisors at any time. No member of the Board of Advisors, nor the Board of Advisors itself, shall have any authority of the Board of Directors or any decision-making power and shall be merely advisory in nature. Unless the Board of Directors determines another method of appointment, the President shall recommend possible members of the Board of Advisors to the Board of Directors, who shall approve such appointments or reject them.

ARTICLE III

OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such title as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

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ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

AMENDMENT

These Bylaws may be adopted, amended or repealed at any time by the unanimous written consent of the Board of Directors.

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SCHEDULES

Schedule A	Company Disclosure Schedule
Organization and Qualification; Subsidiaries	Section 4.1
Capitalization	Section 4.4
No Conflict; Required Filings and Consents	Section 4.6
Permits; Compliance	Section 4.7
Financial Statements	Section 4.8
Taxes	Section 4.11
Inventory	Section 4.14
Real Property	Section 4.17
Intellectual Property	Section 4.18
Material Contracts	Section 4.19
Litigation	Section 4.20
Employee Benefit Plans	Section 4.21
Environmental	Section 4.23
Related Party Transactions	Section 4.24
Insurance	Section 4.25
Absence of Certain Changes or Events	Section 4.26
Change in Control	Section 4.33
Conduct of Business by the Company Pending the Merger	Section 6.1

Schedule B	Parent Disclosure Schedule
Capitalization	Section 5.4
No Conflict; Required Filings and Consents	Section 5.6
Taxes	Section 5.8
Absence of Certain Changes or Events	Section 5.12
Conduct of Business by the Parent Pending the Merger	Section 6.2

Company Disclosure Schedule: Section 4.1

Organization and Qualification; Subsidiaries

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.4

Equity and Equity-Linked Capitalization

Section 4.4(a)

	Shares Issued	Common Stock Equivalents
Common Stock	6,925,945	6,925,945

Common Stock Warrants - Issued	-0-	N/A

Employee/Board Options (None Authorized)	-0-	N/A

Convertible Debt:		N/A

Total Common Stock Equivalents		6,925,945

Section 4.4b

[INTENTIONALLY BLANK]

Section 4.4c

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.6

No Conflict; Required Filings and Consents

Section 4.6(a)

Requires consent of Centra Bank regarding 405,500 shares of SecurLinx Corporation common stock personally owned by Barry l. Hodge and pledged as security for $500,000 loan.

Company Disclosure Schedule: Section 4.7

Permits; Compliance

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.8

Financial Statements

Section 4.8(a)

SECURLINX CORPORATION
(A Development Stage Enterprise)

FINANCIAL REPORT
(Compiled)

DECEMBER 31, 2007

CONTENTS

	Page
INDEPENDENT ACCOUNTANT'S REPORT	I
FINANCIAL STATEMENTS	
Balance sheet	1 of 12
Statements of operations	2 of 12
Statements of stockholders' equity	3 of 12
Statements of cash flows	4 of 12
Notes to financial statements	5-12 of 12

TOOTHMANRICE PLLC
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT ACCOUNTANT'S REPORT

To the Stockholders
SecurLinx Corporation
Morgantown, West Virginia

We have compiled the accompanying balance sheet of SecurLinx Corporation (a Delaware S-corporation in the development stage) as of December 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2007 and for the period from October 31, 2003 (date of inception) to December 31, 2007, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Toothman Rice, P.L.L.C.

Morgantown, West Virginia
February 25, 2008

1

68 Clay Street Suite C Morgantown, WV 26501-5932 (304) 225-6000 (304) 225-6006 fax toothmanrice.com

SECURLINX CORPORATION
(A Development Stage Enterprise)

BALANCE SHEET
December 31, 2007

ASSETS

CURRENT ASSETS		
Cash	$	27,498
Accounts receivable		18,388
Prepaids and deposits		14,903
Total current assets		60,789
EQUIPMENT		
Furniture and fixtures		11,462
Computer software		5,323
Equipment		7,665
		24,450
Less accumulated depreciation		15,418
		9,031
OTHER ASSET		
Intellectual property (Note 2)		1,280,000
	$	1,349,820

SEE ACCOUNTANT'S COMPILATION REPORT

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES		
Bank line of credit borrowings (Note 3)	$	658,039
Convertible notes payable (Note 4)		225,000
Convertible account payable (Note 4)		134,950
Accounts payable		15,239
Accrued payroll		42,575
Accrued interest		46,988
Related party payable (Note 5)		15,748
Total current liabilities		1,138,539
STOCKHOLDERS' EQUITY		
Common stock (Note 8)		7,507
Additional paid-in capital		1,553,877
(Deficit) accumulated in the development stage		(1,350,103)
		211,281
	$	1,349,820

The Notes to Financial Statements are an integral part of this statement.

1 of 12

SECURLINX CORPORATION
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS
Year Ended December 31, 2007 and
Period from October 31, 2003 (date of inception) to December 31, 2007

	Year Ended December 31, 2007	Period from October 31, 2003 (date of inception) to December 31, 2007
REVENUES	$ 103,811	$ 128,811
DIRECT COSTS	3,000	3,000
Gross profit	100,811	125,811
OPERATING EXPENSES		
Research and development	217,604	654,659
Depreciation	4,373	15,767
General and administrative	294,748	681,786
Other expenses	23,250	37,367
	539,975	1,389,579
OTHER (EXPENSE)		
Interest (expense)	(43,225)	(85,591)
(Loss) on sale of assets	(744)	(744)
	(43,969)	(86,335)
Net (loss)	$ (483,133)	$ (1,350,103)

SEE ACCOUNTANT'S COMPILATION REPORT

The Notes to Financial Statements are an integral part of these statements.

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SECURLINX CORPORATION
(A Development Stage Enterprise)

STATEMENTS OF STOCKHOLDERS' EQUITY
Year Ended December 31, 2007 and
Period from October 31, 2003 (date of inception) to December 31, 2007

	Common Stock	Paid-in Capital	(Deficit) Accumulated in the Development Stage	Total Stockholders' Equity
Balance, October 31, 2003 (date of inception)	$ -	$ -	$ -	$ -
Issuance of common stock (727,500 shares)	7,275	1,472,725	-	1,480,000
Net (loss)	-	-	(283,880)	(283,880)
Balance, December 31, 2004	7,275	1,472,725	(283,880)	1,196,120
Issuance of common stock (1,000 shares)	10	9,990	-	10,000
Issuance of common stock due to loan agreements (15,050 shares)	151	(13)	-	138
Net (loss)	-	-	(292,391)	(292,391)
Balance, December 31, 2005	7,436	1,482,702	(576,271)	913,867
Issuance of common stock (1,500 shares)	15	14,985	-	15,000
Conversion of convertible loans (5,625 shares)	56	56,190	-	56,246
Net (loss)	-	-	(290,699)	(290,699)
Balance, December 31, 2006	7,507	1,553,877	(866,970)	694,414
Net (loss)	-	-	(483,133)	(483,133)
Balance, December 31, 2007	$ 7,507	$ 1,553,877	$ (1,350,103)	$ 211,281

SEE ACCOUNTANT'S COMPILATION REPORT

The Notes to Financial Statements are an integral part of these statements.

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SECURLINX CORPORATION
(A Development Stage Enterprise)

BALANCE SHEET
December 31, 2007

ASSETS		
CURRENT ASSETS		
Cash	$	27,498
Accounts receivable		18,388
Prepaids and deposits		14,903
Total current assets		60,789
EQUIPMENT		
Furniture and fixtures		11,462
Computer software		5,323
Equipment		7,665
		24,450
Less accumulated depreciation		15,418
		9,031
OTHER ASSET		
Intellectual property (Note 2)		1,280,000
	$	1,349,820

SEE ACCOUNTANT'S COMPILATION REPORT

Year Ended December 31, 2007	Period from October 31, 2003 (date of inception) to December 31, 2007
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION		
Cash payments for interest	$ 24,475	$ 32,358
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES		
Intellectual property acquired by issuance of common stock	$ -	$ 1,250,000

The Notes to Financial Statements are an integral part of these statements.

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NOTES TO FINANCIAL STATEMENTS

NOTE 1. BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Business Activity

SecurLinx Corporation (the "Company"), an S-Corporation, is located in Morgantown, West Virginia, and was incorporated under the laws of the state of Alabama on October 31, 2003 and subsequently reorganized under the laws of the state of Delaware on February 27, 2004. The Company provides software that stores, processes and shares biometric template information specific to the law enforcement and the security industry. Consulting services are also provided to clients to help determine what system best meets their needs.

Development Stage Activities

The Company's development stage activities include continued development of its intellectual property, initial market research and related marketing activities. The Company also participates in recruiting and training of personnel.

Significant Accounting Policies

<u>Basis of Financial Reporting</u>

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when incurred.

<u>Accounting Estimates</u>

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities and the amounts of revenues and expenses during the period. Actual results could differ from those estimates. The most significant estimate relates to the valuation of the Company's intellectual property.

<u>Accounts Receivable</u>

The Company grants credit, generally without collateral, to its customers. Management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential credit risk. Therefore, an allowance for doubtful accounts will not be recognized.

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NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Significant Accounting Policies (Continued)

Equipment

Equipment is stated at cost. Expenditures for new equipment that extend the useful lives of existing equipment are capitalized. Maintenance and repairs are charged to operating costs and expensed as incurred. Depreciation is computed based on the straight-line method over the estimated useful lives of the assets as follows:

Furniture and fixtures	5 years
Computer software	3 years
Equipment	5 years

Software Development Costs

The Company accounts for software development costs in accordance with the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 86, *"Accounting for Costs of Computer Software to be Sold, Leased, of Otherwise Marketed,"* under which certain software development costs incurred subsequent to the establishment of technological feasibility may be capitalized and amortized over the estimated lives of the related products. The Company determines technological feasibility to be established upon the release of a working model. As of December 31, 2007, all software development costs have been expensed.

Revenue Recognition

Income under time and material contracts is recognized in the accounts as services are performed. The Company is paid fixed hourly rates for direct-labor hours expended under specified categories. The labor rates include direct-labor costs, indirect expenses, and profit.

Stock Based Compensation

The Company accounts for employee stock options using the method of accounting prescribed by Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), *"Share Based Payment"* (SFAS 123R) and related FASB Staff Positions (FSPs), effective January 1, 2006. SFAS 123R requires the expensing of the fair value of stock options over the requisite service period provided by the option holder.

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NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Significant Accounting Policies (Continued)

Income Taxes

The Company is taxed as an S corporation under the Internal Revenue Code and applicable state statutes. Under an S corporation election, the income of the Company flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no tax liability, with limited exceptions, as long as the S corporation election is in effect.

Advertising Costs

Advertising costs are expensed when incurred.

NOTE 2. INTELLECTUAL PROPERTY

In February 2004, the Company entered into an agreement to acquire a software program and related trademarks and patents in exchange for 125,000 shares of the Company's common stock. The value of the intellectual property was derived through an arm's length transaction between two unrelated parties; the agreement to exchange was $1,250,000.

During August 2007, the Company acquired Rehfeldt Technologies (a Florida sole proprietorship) whose principal assets were a patent and certain software. The owner was retained by the Company as its Chief Technology Officer. The purchase price of the intellectual property was $30,000.

NOTE 3. LINE OF CREDIT

The Company has multiple lines of credit with a bank. These lines of credit are at market rates that vary. The required monthly payments are interest only. These lines of credit are secured by the majority shareholder's stock in the Company. As of December 31, 2007, $658,039 was outstanding on these lines of credit.

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NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4. CONVERTIBLE ACCOUNT AND NOTES PAYABLE

Convertible Account Payable

During 2005, the Company entered into an agreement with a local law firm to receive legal services on credit with the option of receiving cash payment for legal services or common stock in the Company at a rate equivalent to $10 per share in exchange for legal fees rendered. As of December 31, 2007, the Company had received legal services that were unpaid of $134,950.

Individual B Convertible Note

In April 2005, the Company entered into a loan and security agreement with individual B for $75,000. Under this agreement, individual B may convert the debt balance and accrued interest into shares of common stock at maturity at a set price per share. As of December 31, 2007, the Company accrued interest of $19,521 in connection with this agreement. Individual B has a security interest in certain intellectual property owned by SecurLinx Corporation.

Company C Convertible Note

In June 2005, the Company entered into a convertible note and investment agreement with Company C for $150,000. The first $25,000 was received in May 2005 and the next $25,000 was received upon closing of the agreement. The remaining funds were to be distributed upon the reaching of certain milestones, including the delivery of demo systems to distribution partners, completion of a distribution agreement with a specified client, completing a first manufacturer's representative contract and the hiring of an additional developer. In August 2005, three milestones were reached and the Company received another $50,000 from Company C. In October 2005, the final milestone was reached and the Company received the final $50,000 from Company C. Under this agreement, the Company may elect to accrue the interest and pay it at maturity or convert the debt balance into shares of common stock at that time. The interest rate on the convertible note was seven and one half percent. As of December 31, 2007, the Company accrued interest of $27,467 in connection with this agreement. Company C has a security interest in certain intellectual property owned by SecurLinx Corporation.

8 of 12

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5. RELATED PARTY PAYABLES

The Company's largest stockholder loaned the Company money by depositing personal funds and by paying business meals and travel expenses with personal funds. As funds become available, the Company reimburses the stockholder. No interest is accrued on the outstanding amount. As of December 31, 2007, this related party payable had a balance of $10,381.

The Company's largest stockholder also has an account with a bank that has an open line of credit up to $15,000. This account was used solely on the behalf of the Company with payments made direct from the Company to the bank. As of December 31, 2007, there was an outstanding balance of $5,367 on this payable to a related party.

NOTE 6. OPERATING LEASES

In March 2004, the Company relocated its corporate office space and entered into a lease agreement with a company owned by a stockholder. The lease is on a month to month term with monthly rent payments of $1,250. A late fee equal to 5% of monthly rent will be assessed if payment is not made by the fifth day each month. Additional services are available at current rates through the rental company. For the year ended December 31, 2007 and for the period from October 31, 2003 (date of inception) to December 31, 2007, the Company recognized total rent expense of $15,000 and $43,250, respectively.

In April 2004, the Company entered into a three year lease for computer equipment. Total rent on this equipment is $360 per month. Rent expense on this equipment totaled $1,800 for the year ended December 31, 2007 and $19,574 for the period from inception to December 31, 2007. The lease ended in May of 2007.

NOTE 7. EMPLOYEE BENEFIT PLAN - SIMPLE IRA

The Company maintains a simple IRA plan that is available for all employees. Under this plan, the Company will match 100 percent of participants' contributions up to a maximum of 3 percent of compensation. The Company made contributions of $-0 - and $20, respectively, on behalf of the employees during the year ended December 31, 2007, and for the period from October 31, 2003 (date of inception) to December 31, 2007.

9 of 12

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8. COMMON STOCK

The Company has authorized 1,000,000 shares of common stock, $0.01 par value. As of December 31, 2007, 750,675 shares were issued and outstanding.

NOTE 9. CONCENTRATIONS

Accounts Receivable

The Company's accounts receivable are completely comprised of amounts due from two customers.

Significant Customers

The Company's revenue is completely generated by sales to two customers.

NOTE 10. STOCK OPTIONS

In March 2004, the Company established a long-term stock incentive plan for the purpose of attracting and retaining employees, officers and directors to the Company. The stock option plan provides for the granting of restricted stock, incentive stock options and nonqualified stock options for the purchase of up to 310,000 shares of the Company's common stock at a price to be established by the board of directors at the time each option is granted. Generally, options vest over a three-year period and expire ten years from the date the option is granted. The options granted to employees pursuant to the stock option plan were granted at an exercise price of $0.01. As of December 31, 2007, there were no options to purchase shares outstanding.

The following table summarizes the activity under the Plan:

	Number of Options	Range of exercise price	Weighted-average exercise price per share
Balance, December 31, 2006	166,000	$ 0.01	$ 0.01
Granted	120,000	0.01	0.01
Exercised	0	0.01	0.01
Terminated	286,000	0.01	0.01
Balance, December 31, 2007	0	$ 0.01	$ 0.01

The Company adopted SFAS No. 123R, on January 1, 2006. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock

10 of 12

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10. STOCK OPTIONS (CONTINUED)

options, to be recognized in the income statement based on their fair values. In addition, SFAS No. 123R, prohibits the use of pro forma disclosures for stock option awards valued under the minimum value method, for awards granted prior to January 1, 2006. Stock option awards that were issued prior to January 1, 2006, that are subsequently modified, repurchased, or cancelled shall be subject to the provisions of SFAS No. 123R.

The Company used the prospective transition method which is available to nonpublic companies who used the minimum value method under SFAS 123 for either measurement or disclosure. The prospective transition method requires the Company to continue using the minimum value method for remaining portions of outstanding awards. SFAS No. 123R will be applied prospectively to new awards, and awards modified, repurchased, or cancelled after the effective date.

Under SFAS 123R, compensation costs are recognized over the requisite service period using the fair market value of the option at the date of grant. For the year ended December 31, 2007, stock based employee compensation cost, as accounted for under SFAS 123R, has been reflected in net income in the amount of $-0-. The number of nonvested equity instruments outstanding as of December 31, 2007, was -0- with a weighted average grant date value of $0.01 per share. The number of fully vested equity instruments outstanding as of December 31, 2007, was -0- with a weighted average fair value of $0.01 per share, which have an average contractual life of 9.15 years.

The weighted-average fair value of options granted to employees for the year ended December 31, 2007, based on the Black-Scholes option pricing valuation model, was $0.01. The fair value of the options was estimated at the date of the grant using the Black-Scholes option pricing valuation model using the following assumptions:

Dividend yield	0%
Expected life	10 years
Expected volatility	0%
Risk free interest rate	4%

Under the provisions of SFAS No. 123R, transactions with persons who are not employees, and in which services are the consideration received for the issuance of equity securities, are to be accounted for based on the fair value of the consideration. No consulting services were received for the issuance of equity securities; therefore the Company recognized no expense related to these options.

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NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10. STOCK OPTIONS (CONTINUED)

On December 31, 2007, the 2004 stock incentive plan was terminated with the approval of the board of directors and option holders coinciding with the merger between SecurLinx Corporation and SecurLinx Holding Corporation (Note 11). As of December 31, 2007, no options were exercised and the outstanding stock options were terminated.

Due to the termination of the stock options plan with no options exercised and all eligible participants forfeiting their options, the calculated estimated expense related to the employees' requisite service provided is $-0-.

NOTE 11. SUBSEQUENT EVENT

Effective January 1, 2008, SecurLinx Corporation and SecurLinx Holding Corporation entered into an agreement of merger. The board of directors and officers of SecurLinx Corporation are the board of directors and officers of SecurLinx Holding Corporation. Shareholders of SecurLinx Corporation will receive 5 shares of SecurLinx Holding Corporation for each of their respective shares.

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Section 4.8(b)

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.9

Notes and Accounts Receivable

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.11

Taxes

Section 4.11(a)

[INTENTIONALLY BLANK]

Section 4.11(b)

[INTENTIONALLY BLANK]

Section 4.11(c)

[INTENTIONALLY BLANK]

Section 4.11(d)

[INTENTIONALLY BLANK]

Section 4.11(e)

▪	Federal
▪	State of West Virginia

Company Disclosure Schedule: Section 4.11 (cont’d)

Section 4.11(l)

[INTENTIONALLY BLANK]

Section 4.11(n)

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.14

Inventory

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.17

Real Property

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.18

Intellectual Property

Section 4.18(a)

Registered patents pending or issued in the U.S. Patent and Trademark Office:

Non-provisional patent application:

Application #: 12/146,442; Title: Facial Recognition Deployment Framework System; filed June 25, 2008

Trademarks:

Federal Trademark Registrations:

Reg. No. 3,151,606; IdentiTrac; Registered October 3, 2006 Reg. No. 2,702,943; FaceTrac; Registered April 1, 2003

Federal Trademark Registration Applications:

Application #: 78/721,593; SECURLINX INTEGRATION SOFTWARE; filed September 27, 2005 Application #: 78/364,492; SIMS; filed February 8, 2004 Application #: 78/404,239; BioLinx; filed April 19, 2004 Application #: 78/404,250; VeriTrac; filed April 19, 2004 Application #: 77/122,448; BioTrac; filed March 5, 2007 Application #: 77/122,479; WatchTrac; filed March 5, 2007 Application #: 77/122,525; LogonTrac; filed March 5, 2007 Application #: 77/122,536; SystemLinx; filed March 5, 2007

Company Disclosure Schedule: Section 4.18 (cont’d).

Section 4.18(b)

[INTENTIONALLY BLANK]

Section 4.18(c)

[INTENTIONALLY BLANK]

Section 4.18(d)

[INTENTIONALLY BLANK]

Section 4.18(f)

[INTENTIONALLY BLANK]

Section 4.18(g)

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.18 (cont’d).

Section 4.18(h)

[INTENTIONALLY BLANK]

Section 4.18(j)

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.19

Material Contracts

▪	Employment Agreement between Securlinx Corporation and Barry L. Hodge dated October 23, 2007 but effective as of August 16, 2007.

Position: Chief Executive Officer
Term: Five years with automatic renewal provisions and termination for cause
Salary: $180,000/yr.
Benefits: Participation in company life insurance, health insurance, retirement plans and other programs
Stock Option Benefits: Options to purchase up to 100,000 shares of common stock with exercise price at fair market value at time of grant
Change-of-Control Payout: Lump sum payment of two years salary in the event of termination without cause prior to or following change-of-control.
Inventions: Deemed work-for-hire.

▪	Employment Agreement between Securlinx Corporation and Steven P. Rehfeldt dated October 23, 2007 but effective as of August 16, 2007.

Position: Chief Technology Officer
Term: Five years with automatic renewal provisions and termination for cause
Salary: $97,500/yr.
Benefits: Participation in company life insurance, health insurance, retirement plans and other programs
Relocation Expenses: Reimbursement Up to $15,000
Stock Option Benefits: Options to purchase up to 10,000 shares of common stock with exercise price at fair market value at time of grant
Change-of-Control Payout: Lump sum payment of two years salary in the event of termination without cause prior to or following change-of-control.
Inventions: Deemed work-for-hire.

Company Disclosure Schedule: Section 4.20

Litigation

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.21

Employee Benefit Plans

Section 4.21(a)

-	Medical Insurance (Blue Cross Blue Shield Medical Plan with Vision Supplement)
-	Dental Insurance (MetLife)
-	SEP – No Company Contribution

Barry Hodge is responsible for the maintenance of the benefit plans and all necessary reporting.

Section 4.21(r)

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.23

Environmental

Section 4.23(a)

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.24

Related Party Transactions

▪	Parry Petroplus, the owner of Waterfront Corporate Place, the lessor under the Company office lease dated March 8, 2004, is the record holder of 16,250 shares of Securlinx Holding Corp. common stock.

▪	Steptoe & Johnson, corporate legal counsel to the Company, is the record holder of 94,070 shares of Securlinx Holding Corp. common stock

Company Disclosure Schedule: Section 4.25

Insurance

Policy Holder:
Wells Fargo Insurance Services of West Virginia, Inc.
1075 Van Voorhis Road
Morgantown, WV 26505

Insured:
SecurLinx Integration Software Inc.
150 Clay Street
Morgantown, WV 26501

Policy No.: Unavailable
Coverage Period: 1-15-09

Summary: General commercial liability of $2,000,000 with a combined single occurrence limitation of $1,000,000. Additionally, there is a $4,000,000 umbrella excess liability coverage in the amount of $4,000,000 per occurrence.

Company Disclosure Schedule: Section 4.26

Absence of Certain Changes or Events

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 4.33

Change in Control

[INTENTIONALLY BLANK]

Company Disclosure Schedule: Section 6.1

Conduct of Business by the Company Pending the Merger

[INTENTIONALLY BLANK]

Parent Disclosure Schedule: Section 5.4

Capitalization

[INTENTIONALLY BLANK]

Parent Disclosure Schedule: Section 5.6

No Conflict; Required Filings and Consents

[INTENTIONALLY BLANK]

Parent Disclosure Schedule: Section 5.8

Taxes

Section 5.8(a)

Currently on extension for all income tax returns for fiscal year ending May 31, 2008

Section 5.8(b)

[INTENTIONALLY BLANK]

Section 5.8(c)

Currently on extension for all income tax returns for fiscal year ending May 31, 2008

Section 5.8(d)

[INTENTIONALLY BLANK]

Section 5.8(e)

1. Federal (Internal Revenue Service)

2. New York State

3. New York City

Parent Disclosure Schedule: Section 5.8(cont’d)

Section 5.8(l)

[INTENTIONALLY BLANK]

Section 5.8(n)

[INTENTIONALLY BLANK]

Parent Disclosure Schedule: Section 5.12

Absence of Certain Changes or Events

[INTENTIONALLY BLANK]

Parent Disclosure Schedule: Section 6.2

Conduct of Business by the Parent and Merger Sub

[INTENTIONALLY BLANK]